UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12

FOX FACTORY HOLDING CORP.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 22, 2023
A Message from our Chief Executive Officer
Dear Stockholders:
Thank you for your support of Fox Factory Holding Corp. We had another remarkable year in our company’s history. Despite the tough economic and operational backdrop, I am incredibly proud to say this was another record-shattering year for top and bottom line growth. As you consider these strong results, be mindful that our momentum is fueled by leaning on our core values - Leadership, Collaboration, Service, Trust, Agility & Ingenuity. I’m proud of our team’s dedication and tenacity as they capitalized on opportunities while navigating the challenges 2022 brought forward. We are pulling ahead of our competition thanks to the meaningful relationships with our OEMs, enthusiasts, and the continued application of our 5-year strategy. Our consistent strong performance relies on two primary factors: the power of our brands and the sustainability of our diversified portfolio.
Our stellar performance can be attributed to our expanded portfolio of high-performance products, which continues to deliver on quality, engineering, and service that consistently resonates with our end customers. Our impressive top and bottom-line performance clearly demonstrate that our customers differentiate our premium products from those of our competitors. Our brands represent what our company stands for – a culture of innovation and a commitment to deliver best-in-class products to our ever-growing base of performance-driven enthusiasts.
In 2022, we published our inaugural sustainability report that detailed our sustainability strategic framework. The strategy focuses on three integrated impact pillars: People, Planet, & Product - supported by excellence in business fundamentals. We also celebrated the one-year anniversary of Trail Trust, our signature global community outreach initiative. In our inaugural year, we partnered with over 70 nonprofits around the world to deliver on this mission, donating over $1 million across seven countries.
We are heading into 2023 with great momentum. Our plan is to position ourselves to seize growth opportunities and position us well for the eventual return of economic stability. We will continue to invest in the people, technology, and innovation that drive customer loyalty and retention. We firmly believe in our vision of building a $2B business by 2025 driven by the organic growth of our amazing brands. And as we remain focused on delivering our near term commitments, we will continue to lay the foundation for growth and success beyond 2025.
I hope that we can count on your continued support as an investor or customer—ideally both—and cordially invite you to attend Fox Factory's 2023 Annual Meeting of Stockholders, which will be held via webcast on Friday, May 5, 2023, at 1:00 p.m. Eastern Daylight TIme. Please note that this year's Annual Meeting will be held virtually, which means that you will be able to register and vote online by visiting www.proxypush.com/FOXF. Please visit www.proxydocs.com/FOXF for complete details. I look forward to speaking with you then.

Sincerely,

Michael C. Dennison
Director and Chief Executive Officer

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 5, 2023

Fox Factory Holding Corp.’s 2023 Annual Meeting of Stockholders (the "Annual Meeting") will be held via webcast on Friday, May 5, 2023, at 1:00 p.m. Eastern Daylight TIme. This year's Annual Meeting will be in virtual meeting format only, which means that you will be able to participate in the meeting, vote and submit your questions during the meeting online by visiting www.proxypush.com/FOXF. You will not be able to attend the Annual Meeting in person.
The purposes of the meeting are to:
1.    Elect two Class I directors, as described in the Proxy Statement, each to serve for a term to expire at the 2026 Annual Meeting of Stockholders;
2.    Ratify the appointment of Grant Thornton LLP as our independent public accountants for fiscal year 2023;
3.     Vote on an advisory resolution to approve the Company’s executive compensation;
4.    Amend our amended and restated certificate of incorporation (our "Certificate of Incorporation") to allow for the exculpation of officers; and
5.    Amend and restate our Certificate of Incorporation to update, clarify and remove outdated provisions.
The stockholders will also consider and act upon such other matters as may properly come before the meeting, or any adjournment or postponement thereof.
These matters are more fully described in the Proxy Statement. The Board of Directors recommends that you vote "FOR" all the nominated directors, "FOR" the ratification of the independent public accountants, and "FOR" the advisory approval of the Company’s executive compensation, "FOR" the amendment to our Certificate of Incorporation to allow for the exculpation of officers, and "FOR" the amendment and restatement of our Certificate of Incorporation to update, clarify and remove outdated provisions. The Board of Directors knows of no other matters at this time that may be properly brought before the meeting.
Stockholders of record at the close of business on March 7, 2023 are entitled to notice of, and to vote at, the Annual Meeting and any subsequent adjournments or postponements thereof. A list of these stockholders will be available for inspection for 10 days preceding the Annual Meeting at our principal executive offices located at 2055 Sugarloaf Circle, Suite 300, Duluth GA 30097. The Notice of Annual Meeting, Proxy Statement, Proxy Card, Annual Report, and other Proxy Materials are first being sent or made available to stockholders on or about March 22, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
We are pleased to save costs and help protect the environment by using the Notice and Access method of delivery. Instead of receiving paper copies of our Proxy Materials in the mail, many stockholders will receive a Notice of Internet Availability of Proxy Materials ("Notice"), which provides an internet website address where stockholders can access electronic copies of Proxy Materials and vote. This website also has instructions for voting by telephone and for requesting paper copies of the Proxy Materials and proxy card. The Company's 2023 Proxy Statement and Annual Report for fiscal year 2022 are available online at www.proxydocs.com/FOXF. We encourage you to access and review such materials before voting.
Your vote is important to us. Whether or not you expect to attend the Annual Meeting via webcast, we urge you to consider the Proxy Statement carefully and to promptly vote your shares either by (1) voting through the internet at the website shown on the proxy card or Notice or by telephone at the telephone number shown on the proxy card or Notice; or (2) if you received paper copies of your Proxy Materials in the mail, complete, date, sign, and return the enclosed proxy card as promptly as possible. Completing a proxy card or voting through the internet or telephone will not prevent you from voting by following the instructions on the website during the webcast, but will assure that your vote is counted, if, for any reason, you are unable to attend. Our proxy tabulator, Mediant Communications, Inc., must receive any proxy that will not be delivered during the webcast to the Annual Meeting by 11:59 p.m. Eastern Daylight Time on Thursday, May 4, 2023.

By Order of the Board of Directors,

Toby D. Merchant
Chief Legal Officer and Secretary
Duluth, GA
March 22, 2023

ANNEX B - AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	B-1
This Proxy Statement and the accompanying materials contain “forward-looking” statements regarding Fox Factory Holding Corp.’s (the “Company”) current expectations within the meaning of the applicable securities laws and regulations. Forward-looking statements generally are identified by words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the Company’s control and are difficult to predict. These risks and uncertainties include, but are not limited to, the factors and risks detailed in the Company filings with the Securities and Exchange Commission, including the sections entitled “Special Note Regarding Forward-Looking Statements’ and “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROXY SUMMARY

2023 Annual Meeting of Stockholders

Date and Time	Virtual Stockholder Meeting (Via Webcast)
May 5, 2023, 1:00 p.m. EDT	Register at www.proxydocs.com/FOXF
Record Date	Voting Eligibility
March 7, 2023	Owners of our common stock as of the Record Date are entitled to vote on all matters

Voting Items and Board Recommendations

Item	Proposal	Board Vote Recommendation	Page Reference

1	Elect two Class I directors	FOR	12

2	Ratify the appointment of Grant Thornton LLP as our independent public accountants for fiscal year 2023	FOR	17

3	Approve an advisory resolution on our executive compensation	FOR	65

4	Approve the amendment to our Certificate of Incorporation to allow for the exculpation of officers	FOR	66

5	Approve the amendment and restatement of our Certificate of Incorporation to update, clarify and remove outdated provisions	FOR	68

2022 Performance Highlights

Overview of Business
Our company, Fox Factory Holding Corp., designs, engineers, manufactures and markets performance-defining products and systems for customers worldwide. Our premium brand, performance-defining products and systems are used primarily on bicycles ("bikes"), side-by-side vehicles ("side-by-sides"), on-road vehicles with and without off-road capabilities, off-road vehicles and trucks, all-terrain vehicles ("ATVs"), snowmobiles, and specialty vehicles and applications.
Some of our products are specifically designed and marketed to some of the leading cycling and powered vehicle original equipment manufacturers ("OEMs"), including Giant, Orbea, Canyon Bicycles, Yeti Cycles, Santa Cruz Bicycles, Trek Bicycles and Specialized in bikes, and Ford, Polaris, BRP, Toyota, Yamaha, Honda, and Jeep in powered vehicles, while others are distributed to consumers through a global network of dealers and distributors.
Additionally, we upfit trucks to be off-road capable, on-road vehicles with product offerings such as lift kits and components with our shock products, superchargers, interior accessories, wheels, tires, lighting, and body enhancements. We also offer mountain and road bike wheels and other performance-defining cycling components including cranks, chainrings, pedals, bars, stems, and seat posts.
FOX is an aspirational brand and we believe many of our OEMs often prominently display and incorporate our products to improve the marketability and consumer demand for their performance models, while professional athletes using our products are consistently successful in elite competitive events around the world providing our products exposure and demonstrating their performance capabilities, all of which, we believe, reinforces our premium brand image and positively influences the purchasing habits of enthusiasts and other consumers seeking high-performance products.
Based on our strong operational and financial results in 2022, as discussed below, as well as our outlook for 2023, we continue to opportunistically expand our total available market through potential acquisitions beyond our current product categories. We believe there may be opportunities to acquire other recognized brands that are valued by that same passionate customer. We are also evaluating “white space” opportunities to expand our premium brand into relevant performance-defining adjacencies.

2022 Performance Highlights and Key Accomplishments
Record Financial Results
We delivered record financial results in fiscal year 2022. We benefited from consistent execution and favorable business fundamentals in our Powered Vehicles Group ("PVG") and in our Specialty Sports Group ("SSG") and the sustainability of our diversified portfolio. Our broad-based growth led to annual sales and profitability well above our initial expectations, despite the challenges presented by inflationary pressures and tightening monetary conditions.

FY2022 RESULTS

Sales	$1,602.5 million

Net income	$205.3 million

Earnings per diluted share	$4.84

Non-GAAP adjusted net income*	$232.7 million

Adjusted earnings per diluted share*	$5.49

Adjusted EBITDA*	$321.8 million

* Reconciliations of non-GAAP measures are provided in Annex A, attached hereto.
FY2022 Percentage Increases (Year over Year)

Key Management and Governance Developments
On August 5, 2022, Richard T. Winters agreed to step down from his role as President, PVG and transitioned to a Senior Executive Advisor role.

Say-on-Pay Responsiveness

We value our stockholders' perspectives regarding our corporate governance, sustainability and executive compensation practices, as well as our business strategy and public disclosures. In May 2022, we were pleased to receive approximately 93% stockholder support for our Say-on-Pay proposal. Abstention votes and broker non-votes were at 3%.
We conduct ongoing reviews of both our governance and executive compensation practices to ensure that we maintain best practices and enhanced disclosure in our Proxy Statement and other Securities and Exchange Commission ("SEC") filings. We also work to expand and enhance our public disclosure around the topics of interest to our stockholders.

Strong, Well-Balanced Corporate Governance Practices

•Highly Qualified Board. Our directors bring deep industry experience to provide effective oversight in the boardroom.
•Independent Board Leadership. The Board does not have a policy as to whether the Chair should be an independent director, but when the Chair is not an independent director, the independent directors appoint a “Lead Independent Director.” The Lead Independent Director is responsible for: approving Board meeting agendas; in consultation with the non-employee directors and the Executive Chair, when applicable, approving Board meeting schedules to ensure there is sufficient time for discussion of all agenda items; approving the type of information to be provided to directors for Board meetings; presiding at all executive sessions of the non-employee directors (which are held after all Board meetings); when applicable, serving as liaison between the Executive Chair and the independent directors; being available for consultation and direct communication with the Company’s stockholders; calling meetings of the non-employee directors when necessary and appropriate; and performing such other duties as the Board may from time to time designate.
•Focus on Board Diversity. The Board adopted a formal Board Inclusion and Diversity Policy in May 2021 to ensure the use of a diverse and inclusive lens in identifying, evaluating, nominating and selecting members of the Board. While this Policy is specifically applicable to the Board, it acts in concert with the behaviors outlined in the FOX Code of Ethics, Employee Handbook, and other global policies that outline the Company’s broader commitment to inclusion, diversity, and engagement.
•Mix of Company History and Fresh Ideas. We believe our current board tenure and composition reflects an appropriate mix of historical company knowledge and fresh perspectives.

•Awareness and Oversight of Sustainability Matters. In 2022, we embarked on a journey to identify the sustainability topics that we believe are most important to our stakeholders and business success through a comprehensive materiality assessment. We conducted over 40 interviews with company leaders, investors, athletes, and community nonprofits; held employee focus groups; and conducted desktop research to benchmark customers, competitors, and industry standards. This assessment informed our emerging sustainability strategy: Fox Factory Frontiers, which has three integrated impact pillars – People, Planet, and Product – supported by excellence in business fundamentals. This strategic framework is guiding our work in this space globally under the leadership of Jackie Martin, Chief Purpose and Inclusion Officer. The Nominating and Corporate Governance Committee Charter was updated in 2022 to reflect the Board’s growing oversight of the Company’s sustainability initiatives to ensure alignment with best practices. Please refer to the Corporate Social Responsibility section of this filing for an overview of the sustainability strategy.
Please see Corporate Governance for further discussion of our governance practices.

Director Nominees

The table below provides summary information about our two director nominees. Our directors are elected by a plurality of votes cast. For more information, refer to section Election of Class I Directors (Proposal 1). The Board recommends that you vote "FOR" both of the director nominees.

Name	Age	Director Since	Occupation	Committee(s)
Independent Directors
Elizabeth A. Fetter	64	June 2017	Former CEO and President of Symmetricom Inc.	Chair of the Compensation Committee and Nominating and Corporate Governance Committee Member
Dudley W. Mendenhall	68	June 2013	Former CFO of Solera Holding Inc., Former CFO of Websense Inc., Former CFO and Senior Vice President of K2 Inc.	Chair of the Board, Audit Committee Member, and Compensation Committee Member

PROXY STATEMENT
Fox Factory Holding Corp. (which we refer to as “we,” “us,” “our,” “FOX” or the “Company”) is furnishing this Proxy Statement in connection with the solicitation by our Board of Directors (our “Board”) of proxies to vote at the 2023 Annual Meeting of Stockholders ("the Annual Meeting"), which will be held via webcast on Friday, May 5, 2023, at 1:00 p.m. Eastern Daylight TIme, or at any adjournment or postponement thereof.
We first sent or made available these Proxy Materials (as defined below) to our stockholders on or about March 22, 2023. A copy of this Proxy Statement, the proxy card and our Annual Report for fiscal year 2022 (collectively, the "Proxy Materials") can be found at the web address: www.proxydocs.com/FOXF. When we refer to the Company’s fiscal year, we mean the annual period ending on the Friday closest to December 31 of the stated year. Information in this Proxy Statement for 2022 generally refers to our 2022 fiscal year, which was from January 1, 2022 through December 30, 2022 (“fiscal year 2022”).

2023 ANNUAL MEETING INFORMATION
Date and Time. The Annual Meeting will be held “virtually” through a webcast on Friday, May 5, 2023, at 1:00 p.m. Eastern Daylight TIme. There will be no physical meeting location. The meeting will only be conducted via a webcast.
Access to the Webcast of the Annual Meeting. The webcast of the Annual Meeting will begin promptly at 1:00 p.m. Eastern Daylight TIme. Online access to the webcast will open approximately 30 minutes before the start of the Annual Meeting to allow time for you to log in and test your computer system. We encourage you to access the meeting prior to the start time.
Login Instructions. As the Annual Meeting is being conducted via a webcast, there is no physical meeting location. To attend the Annual Meeting, log in and register at www.proxydocs.com/FOXF. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. On the day of the Annual Meeting, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 1:00 p.m. Eastern Daylight TIme. We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.
Submitting Questions at the Annual Meeting. Stockholders may submit questions when registering for the Annual Meeting or during the Annual Meeting once online access to the Annual Meeting is open. You will need your unique control number included on your proxy card (printed in the box and marked by an arrow) or on the instructions that accompanied your Proxy Materials. Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints.
Voting Your Shares at the Annual Meeting. You may vote your shares at the Annual Meeting even if you have previously submitted your vote. For instructions on how to do so, see the section below titled “How do I vote my shares at the Annual Meeting?”.

QUESTIONS AND ANSWERS ABOUT
THIS PROXY STATEMENT AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will consider and vote on the following matters:
•Proposal 1: To elect two Class I directors, described in the Proxy Statement, each to serve for a term to expire at the 2026 Annual Meeting of Stockholders;
•Proposal 2: To ratify the appointment of Grant Thornton LLP as our independent public accountants for fiscal year 2023;
•Proposal 3: To vote on an advisory resolution to approve the Company's executive compensation;
•Proposal 4: To amend our amended and restated certificate of incorporation ("Certificate of Incorporation") to allow for the exculpation of officers; and
•Proposal 5: To amend and restate our Certificate of Incorporation to update, clarify and remove outdated provisions.
The stockholders will also consider and act on any other matters as may properly come before the meeting, or any adjournment or postponement thereof.
How are the Proxy Materials being delivered?
The SEC has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, to stockholders in lieu of a paper copy of the Proxy Materials. The Notice provides instructions as to how shares can be voted. Shares must be voted either by telephone, internet or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice. Any Notices that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Proxy Materials are available at www.proxydocs.com/FOXF. Enter the unique control number located on the Notice or proxy card to access the Proxy Materials.
Who may attend the Annual Meeting?
Anyone who was a stockholder as of the close of business on March 7, 2023 may attend the Annual Meeting via webcast. Mediant Communications, Inc. (“Mediant”) has been selected as our inspector of election. As part of its responsibilities, Mediant is required to independently verify that you are a FOX stockholder eligible to attend the Annual Meeting and to determine whether you may vote in person at the Annual Meeting (via webcast).
Who is entitled to vote at the Annual Meeting?
Only stockholders of record of our common stock at the close of business on March 7, 2023, the record date, are entitled to vote at the Annual Meeting. There were 42,301,071 shares of our common stock outstanding on March 7, 2023. Such stockholders of record are entitled to cast one vote per share on all matters.

How do I participate in the Annual Meeting?
Instructions on how to connect and participate in the Annual Meeting, including how to demonstrate proof of ownership of our common stock, are posted at www.proxydocs.com/FOXF. To attend the Annual Meeting, log in and register at www.proxydocs.com/FOXF. You will need your unique control number that is printed in the box marked by the arrow on your Notice or your proxy card (if you received a printed copy of the Proxy Materials) to register and attend the Annual Meeting. Refer to Login Instructions above for more details.
How do I vote my shares at the Annual Meeting?
You may vote your shares at the Annual Meeting even if you have previously submitted your vote. To vote at the Annual Meeting, log in at www.proxypush.com/FOXF. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your Proxy Materials.
How do I vote my shares without attending the Annual Meeting?
Stockholders of record may vote their shares by appointing a proxy to vote on your behalf by promptly submitting the proxy card, which is solicited by the Board. Our Board has designated the persons named in the proxy card as proxies. The designated proxies are officers of the Company. They will vote as directed by the completed proxy card. Stockholders of record also have the opportunity to appoint another person to attend the Annual Meeting (via webcast) and vote on their behalf by inserting such other person’s name on the proxy card and returning the duly executed proxy card to us.
There are three ways to vote by proxy:
1.By Mail -
Complete, sign and date your proxy card and return it in the postage-paid envelope we have provided or follow instructions on your proxy card.
2.By Telephone - 1-866-284-5163
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight TIme on May 4, 2023. Have your proxy card in hand when you call and then follow the instructions.
3.By Internet - www.proxypush.com/FOXF
Use the internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Daylight TIme ("EDT") on May 4, 2023. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.
If you received a proxy card in the mail but choose to vote by telephone or internet, you do not need to return your proxy card.
If your shares are held in the name of a bank, broker or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone or internet voting will depend on the bank’s, broker’s or other record holder’s voting process. Your bank, broker or other record holder may not be permitted to exercise voting discretion as to some of the matters to be acted upon. Therefore, please give voting instructions to your bank, broker or other record holder.
You may vote by telephone or internet until 11:59 p.m. Eastern Daylight TIme on May 4, 2023, or Mediant must receive your paper proxy card by 11:59 p.m. Eastern Daylight TIme on May 4, 2023.

How will my proxy be voted?
All properly completed, unrevoked proxies, which are received prior to the close of voting at the Annual Meeting, will be voted in accordance with the specifications made. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted:
•FOR the individuals nominated as a director in Proposal 1, described in this Proxy Statement, for a term to expire at the 2026 Annual Meeting of Stockholders;
•FOR Proposal 2, the ratification of the appointment of Grant Thornton LLP as our independent public accountants for fiscal year 2023;
•FOR Proposal 3, the approval of the Company’s executive compensation;
•FOR Proposal 4, the amendment to our Certificate of Incorporation to allow for the exculpation of officers;
•FOR Proposal 5, the amendment and restatement of our Certificate of Incorporation to update, clarify and remove outdated provisions; and
in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting, or any adjournment or postponement thereof.
The Board is not aware of any other matters that may properly come before the Annual Meeting. However, should any such matters come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote all proxies (unless otherwise directed by stockholders) in accordance with their judgment on such matters.
May I revoke or change my vote?
If you are a stockholder of record, you may revoke your proxy at any time before it is actually voted by giving written notice of revocation to our Corporate Secretary, by delivering a proxy bearing a later date or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other record holder or, if you have obtained a legal proxy from your bank, broker or other record holder giving you the right to vote your shares, by attending and voting at the Annual Meeting.
Will my vote be made public?
All proxies, ballots and voting materials that identify the votes of specific stockholders will generally be kept confidential, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.
What constitutes a quorum, permitting the meeting to conduct its business?
The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock entitled to vote as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you attend the Annual Meeting to vote in person, your shares of common stock will be considered part of the quorum. Stockholders who participate in the Annual Meeting online will be considered to be attending the meeting in person for purposes of determining whether a quorum has been met.

Shares represented by proxies that are marked “Abstain” or "Withhold" will be counted as shares present for purposes of determining the presence of a quorum. Shares of stock entitled to vote that are represented by broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner.
How many votes are needed to approve a proposal?
Proposal 1
Assuming the presence of a quorum, each director nominee receiving a plurality of the votes cast at the Annual Meeting (in person or by proxy) will be elected as a director. No stockholder shall be permitted to cumulate votes for the election of directors. The election of directors is a non-discretionary item and brokers may not vote on Proposal 1 without specific voting instructions from beneficial owners, resulting in a broker non-vote. Broker non-votes and withheld votes are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy, and therefore, have no effect on Proposal 1.
Proposal 2
Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting (via webcast) and entitled to vote is required to ratify the appointment of Grant Thornton LLP as our independent registered public accountants for fiscal year 2023. An abstention is not counted toward the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, and the effect of an abstention is the same as a vote “Against” the ratification. Ratification of this appointment is a discretionary item upon which your bank or broker has the authority to vote uninstructed shares. Should your broker not indicate their vote relating to the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2023, but otherwise appoint the proxies, your shares will be voted “For” the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for fiscal year 2023.
Proposal 3
Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the proposal is required to approve the advisory vote on executive compensation. Proposal 3 is a non-discretionary item and brokers may not vote on Proposal 3 without specific voting instructions from beneficial owners, resulting in a broker non-vote. An abstention is not counted toward the approval, and the effect of an abstention is the same as a vote “Against” the approval. Broker non-votes will have no impact on this proposal. Because the vote on this proposal is advisory in nature, it will not be binding on the Board. However, the Board will consider the outcome of the vote along with other factors when making its decision about the compensation of our Named Executive Officers. See "Compensation Discussion and Analysis - Say-on-Pay Outcome and Stockholder Outreach Efforts" for additional information.
Proposal 4
The proposal to amend our Certificate of Incorporation to allow for the exculpation of officers requires the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote against this Proposal 4.
Proposal 5
The proposal to amend and restate our Certificate of Incorporation to the remove and clarify certain outdated provisions of our Certificate of Incorporation in Articles VIII, IX, XI and XII requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote against this Proposal 5.

Who will count the vote?
Representatives of Mediant will tabulate the votes and act as the inspectors of election.
How can I find the voting results of the Annual Meeting?
We will report the voting results in a Current Report on Form 8-K within four business days of the Annual Meeting.
How is the solicitation being made?
We, the Company, are making this solicitation and as such, the cost of solicitation of proxies will be borne by us. Our directors, officers, and employees may make solicitation, personally or by telephone, email or fax. The Notice and, if requested, the Proxy Materials will be distributed to beneficial owners of common stock through brokers, custodians, nominees and other like parties, and we expect to reimburse such parties for their charges and expenses.
Where can I find more information about Fox Factory Holding Corp.?
We file reports and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at our website at http://investor.ridefox.com and at the internet site maintained by the SEC at http://www.sec.gov.

ELECTION OF CLASS I DIRECTORS
(PROPOSAL 1)
The Board of Fox Factory Holding Corp. is currently comprised of seven individuals and is divided into three classes serving staggered three-year terms. The terms of office of Classes I, II and III expire at different times in annual succession, with one class being elected at each Annual Meeting of Stockholders. Ms. Fetter and Mr. Mendenhall are Class I directors are up for election at this year’s Annual Meeting of Stockholders. Messrs. Dennison, Johnson, and Waitman are Class II directors and will serve until the 2024 Annual Meeting of Stockholders, or earlier in the case of such Class II director's earlier death, resignation or removal. Mr. Duncan and Ms. Hlay are Class III directors will serve until the 2025 Annual Meeting of Stockholders, or earlier in the case of such Class III director's earlier death, resignation or removal.
    The Class I directors are proposed to be elected at the Annual Meeting to serve for a term to expire at the 2026 Annual Meeting of Stockholders or earlier in the case of such Class I director's earlier death, resignation or removal. The Board has nominated Ms. Fetter and Mr. Mendenhall for election as Class I directors. The nominees have indicated a willingness to stand for election and to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named.
Unless otherwise indicated in your proxy, the persons named as proxies in the proxy card, or their substitutes, will vote your proxy for the nominee, who has been designated as such by the Board. In the event that a nominee for director withdraws or for any reason is not able to serve as a director, we will vote your proxy for any replacement nominee designated by the Nominating and Corporate Governance Committee and the Board, if such a replacement nominee is designated. The Nominating and Corporate Governance Committee recommended each nominee that the Board recommends to stockholders to the Board. The following paragraphs describe the business experience and education of our directors.
Directors Up for Re-Election

Elizabeth A. Fetter Director Age: 64 Independent Director Since: June 2017 Committees: Chair of Compensation and Member of Nominating and Corporate Governance
Elizabeth A. Fetter has served on our Board since June 2017. She currently serves as the Chair of the Compensation Committee and is a member of the Company's Nominating and Corporate Governance Committee. She has served on the McGrath Rentcorp Board of Directors since 2014. She previously served on the Board of Talend SA from January 2020 through August 2021, when the company went private with Thoma Bravo. She served on the Alliant International University Inc. Board of Directors from 2015 to 2017 and on the Connexed Technologies Inc. Board of Directors from 2004 through 2021. Ms. Fetter served as a member of the Symmetricom Inc. Board of Directors from 2000 to 2013 and was appointed President and Chief Executive Officer of Symmetricom Inc. in April 2013. She served in this capacity until Microsemi Corp. acquired Symmetricom Inc. in November 2013. Ms. Fetter previously was President and Chief Executive Officer of NxGen Modular LLC from 2011 to 2012, and was President, Chief Executive Officer and a Director of Jacent Technologies in 2007. She also served on the Quantum Corp. Board of Directors from 2005 to 2013 and on the Ikanos Corp. Board of Directors from 2008 to 2009. She previously was the Alliant International University Inc. chair of the board of trustees and served as a trustee from 2004 to 2013. Ms. Fetter earned a Bachelor of Arts degree in communications from Pennsylvania State University, a Master of Science degree in industrial administration from Carnegie Mellon University (Tepper & Heinz Schools) and an Advanced Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization.

Ms. Fetter has more than 25 years of public and private company board experience and, in addition, experience as a past chief executive officer, which qualifies her to serve on our Board. With significant experience in leadership and business development, Ms. Fetter brings to our Board a sophisticated understanding of public company operational requirements and strategic development.

Dudley W. Mendenhall Chair of the Board Age: 68 Independent Director Since: June 2013 Committees: Member of Audit and Compensation Audit Committee Financial Expert (as defined under SEC rules)
Dudley W. Mendenhall joined FOX as a director of its subsidiary in February 2012 and was appointed to serve as Lead Independent Director of the Company's Board of Directors in June 2013. Mr. Mendenhall was then appointed Chair of the Board in July 2017 and served until June 2019, when he was then reappointed as Lead Independent Director. Mr. Mendenhall served as Lead Independent Director until April 2021, when he was once again appointed to Chair of the Board. Mr. Mendenhall also serves as members of both the Company's Audit and Compensation Committees. Since July 2012, Mr. Mendenhall has been an independent consultant providing financial advisory services. He was Vice President of Strategy, Planning and Operations in the office of Strategy and Technology at Hewlett-Packard Co. from January 2010 to July 2012; Chief Financial Officer of Solera Holdings Inc., a provider of software and services to the automobile insurance claims processing industry, from March 2009 to August 2010; and Chief Financial Officer of Websense Inc. from September 2007 to March 2009. From April 2003 to September 2007, Mr. Mendenhall was Senior Vice President and Chief Financial Officer of K2 Inc., an international sporting equipment manufacturer. He earned a Bachelor of Arts degree in economics from Colorado College.
Mr. Mendenhall’s experience as a chief financial officer at other public companies and his background in finance and accounting qualifies him to serve on our Board. With his substantial financial and accounting knowledge, Mr. Mendenhall brings important and valuable financial insight, accounting principles, and knowledge on financial reporting rules and regulations to our Board.

Directors Not Up for Re-Election

Michael C. Dennison Director and Chief Executive Officer Age: 55 Non-Independent Director Since: February 2018
Michael C. Dennison joined FOX in August 2018 as President, Powered Vehicles Group and was named Chief Executive Officer in June 2019. Prior to joining the Company, he most recently was President and Chief Marketing Officer for Flex Ltd. (NASDAQ:FLEX) from February 2012 to August 2018, and has served as a director on the Board since February 2018. While at FLEX, Mr. Dennison served in a number of other leadership roles, from leading the procurement and global supply chain organizations for the company, to serving as Senior Vice President of Business Management for both the High-Velocity Solutions Group and the Mobile and Consumer Segment. Prior to joining Flex Ltd. he was the Regional Director at Arrow Electronics, based in New York. Mr. Dennison earned a Bachelor of Arts degree in liberal arts from Oregon State University in 1989.
Mr. Dennison serves as Chief Executive Officer and brings to the Board considerable expertise to reach strategic, operational, sales, and marketing objectives. Mr. Dennison has extensive management experience with international consumer products, high technology, and global supply chain management. Additionally, his deep institutional knowledge of FOX, its products, and customers coupled with his strategic acumen allows Mr. Dennison to provide the Board with unique insight into the Company’s operations.

Thomas E. Duncan Director Age: 58 Independent Director Since: July 2017 Committees: Chair of Nominating and Corporate Governance
Thomas E. Duncan joined the Board in July 2017 and is chair of the Company's Nominating and Corporate Governance Committee. He is a managing board member of Positec Tool Corp., a global manufacturer and marketer of power tools and lawn and garden equipment and accessories, including the Rockwell and WORX brands. Prior to this he was a Vice President of Robert Bosch Tool Corp. from June 2001 to September 2003, and was a Vice President at Vermont American Corp. from September 1992 to June 2001 and until it was acquired by Robert Bosch Tool Corp. Mr. Duncan has been a director on the Outdoor Power Equipment Institute Board of Directors since October 2015 and a director on the Folks Center for International Business Board of Directors at University of South Carolina's Darla Moore School of Business since September 2016. In 2018, Mr. Duncan joined the Board of Directors of Fast Growing Trees (SP FGT Holdings LLC), a privately held e-commerce company. He earned a Bachelor of Arts degree in rhetoric from the University of Virginia and a Master of International Business from University of South Carolina's Darla Moore School of Business.
Mr. Duncan’s over 25 years of experience in the manufacturing and consumer durable goods industries gives him the qualifications to serve on our Board. We believe that his strong global business leadership and executive management skills provides our Board with a member who has a track record of success and knowledge of organizational and operational management relevant to a public company in the manufacturing industry.

Jean H. Hlay Director Age: 63 Independent Director Since: February 2019 Committees: Chair of Audit and Member of Compensation Audit Committee Financial Expert (as defined under SEC rules)
Jean H. Hlay has served on the Board since February 2019, and was named chair of the Audit Committee of the Company in April 2021. She is also a member of the Company's Compensation Committee. She has more than 25 years of executive and senior leadership experience in the consumer branded products manufacturing and distribution industries. Ms. Hlay most recently was President and Chief Operating Officer of MTD Products, Inc., a privately owned, global manufacturer and distributor of residential and commercial outdoor power equipment with over 7,000 employees in 16 major locations worldwide. She was named to the MTD Products, Inc. Board of Directors in 2002, was appointed President and COO in 2009, and continued in both roles until 2018. Prior to MTD Ms. Hlay was Chief Financial Officer of Crossville Rubber Products, Inc./Plastivax, Inc., a manufacturer of rubber and vinyl floor mats serving the automotive industry, and she began her career at Price Waterhouse (now PwC). She has been serving on the Pella Corp. Board of Directors since 2012, and from 2006 to 2018 she served on the Outdoor Power Equipment Institute Board of Directors. Ms. Hlay also serves as a director for Blain's Supply, Buckeye Corrugated Inc. and BCD Parent, Inc., which is a parent company of American Trailer World (ATW). Ms. Hlay earned a Bachelor of Science, Business Administration degree in accounting from Bowling Green State University and is a CPA (inactive).
Ms. Hlay’s over 25 years of experience in the consumer products manufacturing industry as well as her background in finance and accounting gives her the qualifications to serve on our Board. Her customer-centric philosophy and commitment provides our Board with unique insight into consumer-branded manufacturing products and corporate strategy.

Sidney Johnson Director Age: 61 Independent Director Since: January 2021 Committees: Member of Nominating and Corporate Governance and Compensation
Sidney Johnson has served on the Board since January 2021, and is a member of both the Company's Compensation Committee and Nominating and Corporate Governance Committee. Mr. Johnson has over 25 years of operational excellence and global supply chain experience in the technology, global mobility, and automotive manufacturing industries. He most recently serves as Head of Procurement and Automotive Sourcing at Harman International Industries, Inc. He began his career at General Motors in 1988, holding a variety of positions in operations, lean manufacturing, purchasing, and quality assurance before joining Delphi in 2000 as Purchasing Director. He spent over 25 years with Aptiv (formerly Delphi), with his last role as Senior Vice President, Global Supply Chain Management. In this role, he built supplier capabilities and implemented global sourcing strategies that allowed for greater business flexibility and cost efficiencies. Previously, he has served as Vice Chair of the National Minority Supplier Development Council Board of Directors and Advisory board member of the International Trade Centre, a joint agency between the World Trade Organization and the United Nations. Mr. Johnson earned a bachelor's degree in industrial engineering and technology from Central State University in Wilberforce, Ohio and a master's degree in industrial management from Wesleyan University in Indianapolis.
Mr. Johnson’s breadth of knowledge and experience in logistics and supply chain management brings to our Board a vital understanding of the national and international supply chain eco-system as FOX implements the next phase of efficiencies into its business and operations.

Ted D. Waitman Director Age: 73 Independent Director Since: June 2013 Committees: Member of Audit and Nominating and Corporate Governance
Ted D. Waitman has served on the Board since June 2013, and is a member of both the Company's Audit Committee and Nominating and Corporate Governance Committee. Since 1978 he has held various leadership positions, including President and Chief Executive Officer of CPM Holdings Inc. since 1996 and Director at the same organization from 2003 to 2020, and served in an advisory capacity until 2022. From 2006 to 2008, Mr. Waitman was an independent director of Compass Diversified Holdings. He previously was a Director of the American Feed Industry Association and President of the Process Equipment Manufacturers' Association. Mr. Waitman earned a Bachelor of Science degree in industrial engineering from the University of Evansville.
With his extensive experience serving as a board member and in executive management roles for a number of companies, Mr. Waitman brings to our Board a valuable and insightful perspective on a multitude of issues facing public companies as well as considerable guidance on corporate development, business operations, and the manufacturing industry.
Required Vote for Election of Directors
The election of directors is by plurality vote of holders present, in person or by proxy at the Annual Meeting and entitled to vote thereon, with each nominee receiving a plurality of the votes cast to be elected as a director.
Recommendation of the Board
The Board recommends that you vote “FOR” both of the nominees, Ms. Fetter and Mr. Mendenhall, to be elected to our Board as Class I directors for a term ending at our 2026 Annual Meeting of Stockholders or earlier in the case of such director's death, resignation or removal.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2)
General
Our Audit Committee has appointed Grant Thornton LLP as independent public accountants to examine our consolidated financial statements for fiscal year 2023, and has determined that it would be desirable to request that the stockholders ratify the appointment.
You may vote “For” or “Against” this proposal, or you may “Abstain” from voting.
Grant Thornton LLP is an independent registered public accounting firm and audited our financial statements for the fiscal years ended December 30, 2022, December 31, 2021, and January 1, 2021. Based on its past performance during these audits, the Audit Committee has selected Grant Thornton LLP as the independent auditor to perform the audit of our financial statements for fiscal year 2023. Information regarding Grant Thornton LLP can be found at www.grantthornton.com.
Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting via live webcast, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Fees
The following table sets forth the total amount billed to us for the fiscal years ended December 30, 2022 and December 31, 2021 by Grant Thornton LLP.

	Fiscal Year 2022	Fiscal Year 2021
Audit Fees (1)	$2,310,029	$2,208,669
Audit-Related Fees (2)	26,750	20,000
Tax Fees (3)	138,352	122,138
All Other Fees (4)	1,287	—
Total	$2,476,418	$2,350,807
(1)“Audit Fees” are aggregate fees billed by Grant Thornton LLP for professional services for the audit of our annual financial statements included in our annual reports on Form 10-K and for the review of our interim financial statements included in our quarterly reports on Form 10-Q or services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements.
(2) "Audit-Related Fees" are aggregate fees billed by Grant Thornton LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees". These services include consultations and audits related to mergers and acquisitions; and services related to offering of common stock and consents for registration statements.
(3)“Tax Fees” are aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with tax compliance, tax advice and tax planning.
(4)"All Other Fees" are aggregate fees billed by Grant Thornton LLP for all other professional services that do not reasonably relate to the performance of the audit, review of financial statements and were not rendered in connection with tax compliance, tax advice and tax planning.
The Audit Committee has evaluated Grant Thornton LLP’s qualification, performance and independence and has determined that services provided by Grant Thornton LLP were permitted under the rules and regulations concerning public accountant's independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as amended, as well as by the Public Company Accounting Oversight Board (the “PCAOB”).

Pre-Approval Policy
The Audit Committee’s policy is to pre-approve any independent accountant’s engagement to render audit and or permissible non-audit services (including the fees charged and proposed to be charged by independent accountants) subject to the de minimis exceptions under Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as otherwise required by law. Non-audit services may include audit-related services, tax services, or other services. The Audit Committee annually reviews whether the provision of permitted non-audit services is compatible with maintaining the accountant’s independence. The Audit Committee pre-approved all "Audit Fees", "Audit-Related Fees" and "Tax Fees" in fiscal years 2022 and 2021.
Required Vote for Stockholder Approval
The affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote thereon is required to ratify the appointment.
Recommendation of the Board
The Board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton LLP to serve as independent auditor for the Company for the fiscal year ending December 29, 2023.

DIRECTOR COMPENSATION
Non-employee Director Compensation for Fiscal Year 2022
Any non-employee director who, directly, indirectly, or beneficially owns 5% or more of outstanding securities or is employed by or represents a stockholder of us that, directly, indirectly, or beneficially owns 5% or more of the Company’s outstanding securities is not entitled to receive any cash compensation or equity-based compensation for his or her service on the Board. Such non-employee director is, however, entitled to receive reimbursement for reasonable expenses that he or she properly incurs in connection with attending Board meetings and performing duties as a director.
For fiscal year 2022, our Non-employee Director Compensation Plan, as amended and restated, provided for an annual cash retainer of $75,000, payable in quarterly increments, for service as a non-employee director of FOX. A non-employee director who serves as Chair of the Board is paid an additional annual retainer of $90,000 and an additional equity award outlined below, plus the other retainers and compensation he or she may receive. The Chairs of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are provided additional annual retainers of $25,000, $17,500 and $10,000, respectively. The Lead Independent Director, when applicable, is paid an additional annual retainer of $25,000. Each non-employee director serving on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is provided additional annual retainers of $10,000, $10,000, and $5,000, respectively. Finally, each of the non-employee directors is entitled to receive reimbursement for reasonable expenses that he or she properly incurs in connection with attending Board meetings and his or her duties as a director. In October 2022, the Compensation Committee reviewed market pay benchmarking of peer group and a broader group of comparably-sized companies and decided, in order to approximate market median levels, for fiscal year 2023, to increase: (i) the annual retainer of the Chair of the Nominating and Corporate Governance Committee to $17,500; and (ii) the annual retainer for each member of the Nominating and Corporate Governance Committee to $10,000.

Pursuant to our Non-employee Director Compensation Policy, as amended and restated, non-employee directors are also granted annual equity-based compensation awards in the form of restricted stock units ("RSUs") pursuant to the 2022 Omnibus Plan, as amended. These awards vest on the day immediately prior to the next Annual Meeting of Stockholders, subject to accelerated vesting in the event of the director’s death or a change in control of the Company and are subject to such additional terms and conditions as may be set forth in the applicable award agreement and plan. Subject to applicable laws and our policies in place for equity-based awards, through fiscal year 2022, the non-employee directors were entitled to receive an annual award of RSUs determined by dividing $140,000, by the closing price of our common stock on the date of grant. The Chair of the Board or our Lead Independent Director, as applicable, will receive an additional annual award of RSUs determined by dividing $15,000 by the closing price of our common stock on the date of grant. In fiscal year 2022, other than the Chair of the Board, Mr. Mendenhall, who received 1,908 RSUs on May 6, 2022, each other non-employee director received an award of 1,723 RSUs on May 6, 2022. These awards will vest on the day immediately prior to the 2023 Annual Meeting, subject to accelerated vesting in the event of a director’s death or a change in control of the Company. When applicable, the non-employee director who serves as the Chair or the Lead Independent Director is entitled to receive an additional award of RSUs determined by dividing $15,000 by the closing price of our common stock on the date of grant. In October 2022, the Compensation Committee decided, for fiscal year 2023, to increase the annual equity-based compensation award for each non-employee director to $150,000.
The following table sets forth information for the year ended December 30, 2022 regarding the compensation awarded to, earned by or paid to persons who served as our directors during fiscal year 2022 who are not Named Executive Officers.

DIRECTOR COMPENSATION - FISCAL YEAR 2022
Name	Fees earned or paid in cash	Stock awards (1)	Total
Dudley W. Mendenhall	$184,750	$155,000	$339,750
Thomas E. Duncan	$85,000	$140,000	$225,000
Elizabeth A. Fetter	$96,875	$140,000	$236,875
Jean H. Hlay	$109,750	$140,000	$249,750
Sidney Johnson	$89,750	$140,000	$229,750
Ted D. Waitman	$90,000	$140,000	$230,000
(1)Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB Topic 718 of RSUs awarded in 2022 pursuant to the 2013 Omnibus Plan. The RSUs vest on the day before the Company's Annual Meeting.

CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which currently consists of seven members. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management.

The Board of Directors
Governance Guidelines
Our Board has adopted a set of governance guidelines (the "Governance Guidelines") to assist our Board and its committees in performing its duties and serving the best interests of our Company and our stockholders. The Governance Guidelines cover topics including, but not limited to, director selection and qualification, director responsibilities and operation of our Board, director access to management and independent advisors, director compensation, director orientation and continuing education, succession planning, recoupment of performance-based compensation and the annual evaluations of our Board.
Code of Ethics
Our Board has adopted a Code of Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Ethics is posted on our website http://investor.ridefox.com. The Code of Ethics can only be amended by the approval of a majority of our Board, including a majority of our independent directors. Any waiver to the Code of Ethics for an executive officer or director may only be granted by our Board and must be timely disclosed as required by applicable law. Any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on our website at http://investor.ridefox.com or by filing with the SEC a Current Report on Form 8-K, in each case, if such disclosure is required by rules of the SEC or Nasdaq Listing Rules.
Leadership Structure
The Board believes its current leadership structure is best suited to serve the interest of the stockholders. The Board does not have a policy as to whether the Chair should be an independent director, but when the Chair is not an independent director, the independent directors appoint a “Lead Independent Director.” Mr. Mendenhall, an independent director, serves as our Board Chair. As Board Chair, Mr. Mendenhall is responsible for: approving Board meeting agendas; in consultation with the non-employee directors, when applicable, approving Board meeting schedules to ensure there is sufficient time for discussion of all agenda items; approving the type of information to be provided to directors for Board meetings; presiding at all executive sessions of the non-employee directors (which are held after every Board meeting); when applicable, serving as liaison between the Executive Chair and the independent directors; being available for consultation and direct communication with the Company’s stockholders; calling meetings of the non-employee directors when necessary and appropriate; and performing such other duties as the Board may from time to time designate. The Chief Executive Officer has general charge and management of the affairs, property and business of the corporation, under the oversight, and subject to the review and direction, of the Board, but does not serve in a leadership capacity on the Board.
Our Board has three standing committees, comprised solely of independent directors, the Audit Committee, chaired by Ms. Hlay; the Compensation Committee, chaired by Ms. Fetter; and the Nominating and Corporate Governance Committee, chaired by Mr. Duncan. The responsibilities and authority of each committee are described later in this Proxy Statement.

Risk Oversight
The Board believes risk management is an important aspect of our business. The Board oversees and regularly reviews the Company's management of material risks. While the Board as a whole ultimately has the responsibility for overseeing risk management, the Board has delegated certain duties with respect to risk oversight to our Audit Committee. In furtherance of such purpose, the Audit Committee Charter specifically requires the Audit Committee to discuss with management, the internal auditor or internal audit service provider, as the case may be, and the independent public accountant the Company’s major risk exposures (whether financial, operations or both) and the steps management has taken to monitor and control such exposure, including the Company’s risk assessment and risk management policies. The Board is regularly updated on the Audit Committee's findings.
Board Meetings
During fiscal year 2022, the Board held five meetings. All of our directors who served in fiscal year 2022 attended or participated in 75% or more of the aggregate of (1) the total number of meetings of the Board (held during the period for which such person has been a director) and (2) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).
Attendance of Directors at the Annual Meeting
Pursuant to our Governance Guidelines, our directors are encouraged to attend our Annual Meetings of Stockholders. Six of our directors attended our 2022 Annual Meeting of Stockholders.
Stock Ownership Guidelines
Effective January 2, 2021, our Board established Stock Ownership Guidelines (the “Guidelines”) to promote a long-term perspective in managing FOX and to ensure alignment with stockholders, capital markets and public interests. The Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and Group Presidents (collectively, the “Covered Executives”) and the non-employee directors of the Board (“Directors,” together with the Covered Executives the “Covered Executives and Directors”) are the individuals subject to the Guidelines. Each Covered Executive and Director is expected to acquire, and continue to hold during the term of his or her employment as a Covered Executive, or during his or her term as a Director, as applicable, ownership of FOX common stock (FOXF) having a value equal to: five times base salary for the Chief Executive Officer, three times base salary for the remainder of the Covered Executives, and five times the annual cash retainer for the Directors, rounded up to the nearest 500 shares (the “Ownership Requirement”). Additionally, Covered Executives and Directors must retain at least 50% of his or her net shares following the exercise of options, the vesting of restricted stock units or the vesting of performance share units until the applicable Ownership Requirement has been met. Covered Executives and Directors are required to achieve the applicable Ownership Requirement within five (5) years after first becoming subject to the Guidelines, but the Nominating and Corporate Governance Committee may grant a waiver to the Guidelines on a case-by-case basis. As of the date of this Proxy Statement, all Covered Executives and Directors met their Ownership Requirements or were on target to reach their expected position within the five-year timeline.
Policies
Hedging and Pledging Policy
Our Board has adopted the Policy Regarding Insider Trading, Tipping and Other Wrongful Disclosures, or the Insider Trading Policy. The Insider Trading Policy prohibits employees (including part-time and temporary employees), officers, directors, consultants and contractors of the Company from hedging transactions with respect to shares of our common stock. The Insider Trading Policy also requires directors, executive officers and designated insiders to obtain pre-approval from one of the Company's Designated Officers before pledging shares of our common stock.

Clawback Policy
Additionally, our Board has adopted the Policy Regarding Recoupment of Incentive Compensation upon Restatement or Misstatement of Financial Results, or as Required by Law, or the Clawback Policy. According to the Clawback Policy, if, in the opinion of the independent directors of the Board, the Company's financial results are materially misstated due in whole or in part to intentional fraud or misconduct by one or more of the Company's executive officers, the independent directors have the discretion to use their best efforts to remedy the fraud or misconduct and prevent its recurrence. The independent directors may, for up to five years following such misstatement and subject to the limitations herein, direct that the Company recover all or a portion of any bonus or incentive compensation paid, or cancel the stock-based awards granted, to the executive officer(s), as well as seek to recoup any gains realized with respect to equity-based awards, including stock options and RSUs. However, these "clawbacks" can only ensue if the following conditions have been met: (1) the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated, (2) one or more executive officers engaged in the intentional misconduct, and (3) the bonus or incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded.

Certain Relationships and Related Transactions and Director Independence
Policies and Procedures for Related Party Transactions
Our Board has adopted a written related person transaction policy, which is included in our Code of Ethics and sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. As provided by our Nominating and Corporate Governance Committee Charter, our Nominating and Corporate Governance Committee is responsible for reviewing and approving in advance any related party transaction and no related party transactions have been approved except in accordance with our policy.
Director Independence
The rules and listing standards of NASDAQ, or the Nasdaq Listing Rules, generally require a majority of the members of our Board satisfy the Nasdaq Listing Rules criteria for “independence.” No director qualifies as independent under the Nasdaq Listing Rules unless our Board affirmatively determines that the director does not have a relationship with us that would impair independence (directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our Board has determined that Messrs. Mendenhall, Waitman, Johnson and Duncan and Mses. Fetter and Hlay are currently independent directors as defined under the Nasdaq Listing Rules. Mr. Dennison has been determined not to be independent by our Board.

Nominations of Directors and Diversity
Consideration of Director Nominees
The Nominating and Corporate Governance Committee annually assesses the size and composition of the Board in light of our operating requirements and has determined that seven is the appropriate number of directors to have on the Board. The Nominating and Corporate Governance Committee also identifies and makes recommendations to the Board with respect to candidates for election as directors by stockholders at our Annual Meetings of Stockholders. When necessary, the Nominating and Corporate Governance Committee utilizes external director search firms as well as the Company's internal Human Resources staff to engage in a thorough and exhaustive search for candidates. The Nominating and Corporate Governance Committee reviews candidates with certain criteria designed to best serve, including, but not limited to: (a) possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; (b) have a genuine interest in the Company and a recognition that, as a member of the Board, each director is accountable to the stockholders of the Company; (c) have a background that demonstrates an understanding of business and financial affairs of other organizations of comparable or larger purpose, complexity and size, and subject to similar or greater legal restrictions and oversight; (d) be able to contribute to the effective oversight of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industries in which the Company and its subsidiaries operate; (e) have no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to the Company and its stockholders; (f) have no relationships that might impair his or her independence, including, but not limited to, business, financial or family relationships with the Company’s management; (g) have the ability and be willing to spend the time required to function effectively as a director; (h) possess skills necessary for service on Board committees; (i) be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director; and (j) have independent opinions and be willing to state them in a constructive manner. These criteria are set forth in the Nominating and Corporate Governance Committee Charter.
The Nominating and Corporate Governance Committee will consider director candidates recommended by Company stockholders, as provided for in the Fox Factory Holding Corp. Policy Regarding Security Holder Recommendations of Director Nominees, set forth below. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates a candidate for nomination to the Board based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an Annual Meeting of Stockholders, must do so by delivering no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting a written recommendation to the Nominating and Corporate Governance Committee c/o Fox Factory Holding Corp., 2055 Sugarloaf Circle, Suite 300, Duluth, GA 30097, Attn: Chief Legal Officer, and must meet the deadlines and other requirements set for in our Amended and Restated Bylaws (the “Bylaws”), the Fox Factory Holding Corp. Policy Regarding Security Holder Recommendations of Director Nominees and the rules and regulations of the Securities and Exchange Commission ("SEC"). If a stockholder, in accordance with the procedural requirements discussed above, recommends a proposed director candidate, the Chief Legal Officer will provide the stockholder recommendation to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate the proposed director’s candidacy and recommend whether the Board should nominate the proposed director candidate for election by Company's stockholders.

Diversity
Creating a culture of belonging by fostering the ongoing development of a diverse and inclusive work environment is core to the future of FOX. As such, the Board adopted its Inclusion and Diversity Policy to ensure the use of a diverse and inclusive lens in identifying, evaluating, nominating, and selecting members of the Board of Directors, aligning with FOX’s core values to drive the execution of a long-term strategy which promotes sustainable success for the benefit of all its stakeholders. The Board desires to be a reflection of the communities within which the organization operates, optimally achieving gender parity across the independent Board members and at least two Board members who self-identify as being a member of an underrepresented ethnic/racial or LGBT+ community, with a commitment to have no less than: a. 25% female; and b. 10% members of an underrepresented ethnic/racial or LGBT+ community while recognizing that temporary imbalances in representation may arise due to changes in Board composition. The Board also supports and sets expectations to drive equity in representation of senior leadership and critical roles held by women, historically ethnic/racial minorities, and other underrepresented groups across FOX. Finally, each Board member will personally and collectively engage in empathy and upskilling building measures to actively interrupt bias and be advocates of upstanding behaviors.

Corporate Social Responsibility
Our Board is engaged and involved in overseeing the Company’s long-term strategy, including evaluating key business risks and opportunities, consumer trends and competitive developments. This also includes aspects of our sustainability initiatives that relate to our corporate strategy, which are discussed quarterly in the Nominating and Corporate Governance Committee and at Board meetings. Out of this process, the Board has increased its oversight and support of our sustainability journey. The company-wide Fox Frontiers strategy focuses on three integrated impact pillars: People, Planet, & Product - supported by excellence in business fundamentals. In 2022, we published our inaugural sustainability report that detailed our strategic framework. We are currently exploring and implementing initiatives across all frontiers to effectively minimize the environmental impact of our operations and products, while maximizing our positive interactions with our communities.
People
The People Frontier is focused on uniting our communities in shared well-being and adventure. We aim to protect and promote our people, harnessing the power of diverse experiences to open opportunities for all. In 2022, our top People priority was talent, inclusion, & diversity to attract and retain a world-class team. Our commitment in this pillar is supported by living our values of Leadership, Trust, Service, Agility, Ingenuity, and Collaboration every day as a purpose-led organization.
In 2022, we launched a multi-tier global leadership development program and a learning management system to enhance our culture of learning. As part of our Realizing Inclusion, Diversity, & Engagement (R.I.D.E.) initiative, we rolled out eight virtual learning sessions for our employees focused on the theme of allyship. Nearly 150 employees participated in a structured three-part Allyship @ Work series and became Certified Allies, empowering them to take meaningful action and build an inclusive workplace culture. We also launched BOOST, our employee giving and volunteering platform that maximizes the impact of our employees’ contributions in their communities. In the program’s first year, approximately $200,000 was donated to over 540 nonprofit organizations and employees logged more than 2,100 volunteer hours.
Beyond this, the Board, the Compensation Committee, and the Nominating and Corporate Governance Committee engage with management and human resource executives on a regular basis across a broad range of human capital management issues.

Planet
The Planet Frontier is focused on enjoying, protecting and renewing our global playground. We aim to play a leading role in reducing the impact of cycling and powered vehicle recreation on the planet. The Company assesses its environmental risks on an ongoing basis. We recognize that our operations have the potential to impact the environment, including, but not limited to, the use of non-recyclable materials in certain of our products and our continued business growth, which may cause higher utility usage. In 2022, we conducted our first full Scope 1, 2, and 3 GHG inventory, based on 2021 data, to quantify our operational, upstream, and downstream emissions related to energy consumption and other factors. Our Scope 1 and 2 inventories were externally verified, and we submitted to CDP Climate for the first time. We are currently evaluating and prioritizing our climate-related risks and opportunities to support our climate strategy planning.
In terms of our supply chain, we developed a Supplier Code of Conduct that was rolled out to all Tier 1 suppliers in 2022. It details our expectations related to labor, health and safety, the environment, and ethics. We expect that all suppliers, their employees, and any third parties act responsibly and conscientiously based on the principles and guidelines outlined in the Code of Conduct. We also updated our annual supplier survey to include six sustainability-related questions so we can ensure our suppliers either meet or exceed the expectations laid out in the Code.
In November of 2022, we celebrated the one-year anniversary of Trail Trust, our signature global community outreach initiative. Because our products are an integral part of outdoor adventuring, we have the responsibility to promote the conscientious use of land amongst outdoor enthusiasts and protect our shared playgrounds. We also aim to expand opportunities within the outdoor sporting industry, diversifying the populations that participate in cycling and power sports. In our inaugural year, we partnered with over 70 nonprofits around the world to deliver on this mission, awarding over $1 million across seven countries. We also announced our intention to invest $10 million globally and to expand access to 100,000 adventurers from underrepresented populations by 2030 through Trail Trust.
Product
The Product Frontier is focused on redefining performance through responsible innovation. We are focused on infusing the sustainability lens in product development; maintaining our leading performance for product integrity, design and innovation; and pursuing strong performance in supply chain social & environmental impact. Several sustainable packaging initiatives were implemented across both SSG and PVG in 2022. Examples include designing new, simplified packaging without inks or gloss that can prohibit recycling, utilizing recyclable pack materials, recycling pallets, and leveraging specialized equipment to reduce the amount of cardboard required for each box. We continued to invest in resources to enhance our real-world, virtual, and lab testing capabilities to bolster our products’ durability, safety, and performance. Designing our products for serviceability and our robust service offerings further extend the lifespan of our products and enhance their sustainability.

Communications with the Directors
Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director, c/o Fox Factory Holding Corp., 2055 Sugarloaf Circle, Suite 300, Duluth GA 30097, Attn: Chief Legal Officer. Communications may also be sent to the Chief Legal Officer by email at legal@ridefox.com.
Each communication must be in the form described in the Fox Factory Holding Corp. Process for Security Holder Communications with the Board of Directors, which is posted on our website at http://investor.ridefox.com. Communications determined by our General Counsel to be appropriate for presentation to the Board or such individual director will be submitted to the Board or such director on a periodic basis. Any communications that concern questionable accounting or auditing matters involving us will be handled in accordance with the terms or our Code of Ethics.

Board of Directors, Executive Officers and Committees
Certain Information Regarding our Directors and Executive Officers
The name and age of each director, nominee and executive officer and the positions held by each of them as of the date of this Proxy Statement are as follows:

Name	Age	Class	Position
Michael C. Dennison	55	II	Director and Chief Executive Officer
Scott R. Humphrey	52	—	Chief Financial Officer and Treasurer
Christopher J. Tutton	49	—	President, Specialty Sports Group
Thomas L. Fletcher	58	—	President, PVG Business and Corporate Strategy
Toby D. Merchant	44	—	Chief Legal Officer, Secretary and Chief Compliance Officer
Dudley W. Mendenhall	68	I	Chair of the Board
Thomas E. Duncan	58	III	Director
Elizabeth A. Fetter	64	I	Director
Jean H. Hlay	63	III	Director
Sidney Johnson	61	II	Director
Ted D. Waitman	73	II	Director
Executive Officers who are not Directors
Scott R. Humphrey joined the Company in June 2020 as Senior Vice-President Finance, and he was promoted to Chief Financial Officer and Treasurer in August 2020. Prior to FOX, he most recently was the interim Chief Financial Officer of Hibbett Sports, Inc. and he served as Chief Financial Officer of Ciner Resources LP (n/k/a Sisecam Resources LP). Mr. Humphrey has over 20 years of experience in finance and operations management and provides the Company with a depth of experience in equity and debt financing, budgeting and forecasting, and execution of mergers and acquisitions. Earlier in his career, he managed all treasury activities at Schweitzer-Mauduit International, Inc. and prior to that at Hyco International, Inc. Mr. Humphrey earned a Bachelor of Science from Boston College and an MBA from Georgetown University.
Christopher J. Tutton has served as President, Specialty Sports Group since April 2018. Prior to serving in this role, Mr. Tutton served as President, Race Face & Easton Cycling from 2014 to 2018 after FOX acquired both Race Face Performance Products and Easton Cycling to form RFE Holdings Corp., a wholly-owned subsidiary of FOX. Prior to joining the Company from 2011 to 2014, Mr. Tutton restarted the Race Face brand by founding a new company under Race Face Performance Products. He remained in the dual role as President of Race Face and Director of OEM sales at Easton Bell Sports (EBS) until purchasing Easton Cycling from EBS in 2013. Mr. Tutton started his career in the cycling industry at Rocky Mountain Bicycles and Race Face Components in 1994, working his way through various levels of increasing responsibility at Race Face to become the Vice President through 2008.
Thomas L. Fletcher joined the Company in July 2020 as Senior Vice President of Strategy and Platform Development. He was promoted to President, PVG Business & Corporate Strategy in May 2021. Prior to joining FOX, Mr. Fletcher served as a consultant for the Company from December 2019 until July 2020 and held various leadership positions at Flex Ltd. (NASDAQ: FLEX) and was responsible for developing and deploying growth strategies and solutions for several Fortune 100 companies. He brings a breadth of experience across a variety of disciplines, including business and technical executive leadership, strategy development, and operations. Before Flex, Mr. Fletcher held a variety of technical, business, and customer advocacy leadership roles in both hardware and software companies including Lockheed Martin, Ariba, Rasna, and Freedom Motors. Mr. Fletcher has a Master of Science degree from Stanford University in Aero/Astronautics, as well as Mechanical and Aeronautical Engineering degrees from the University of California, Davis Campus.

Toby D. Merchant joined Fox Factory Holding Corp. (FOX) as its first Chief Legal Officer and Secretary in April 2021. Mr. Merchant was also appointed as FOX’s Chief Compliance Officer in August 2021. Prior to joining FOX, Mr. Merchant was the Chief Operating Officer and General Counsel to McKenna & Associates, LLC, a boutique advisory firm that manages its own proprietary capital. Before that, Mr. Merchant was a partner at Squire Patton Boggs (US) LLP where he was a member of the firm’s global Corporate and Financial Services practice groups from October 2006 until November 2019. Prior to Squire Patton Boggs (US) LLP, Mr. Merchant was an associate at Dinsmore & Shohl LLP in the firm’s corporate practice group. Mr. Merchant has extensive experience working with public and private companies on a variety of matters ranging from corporate governance, securities matters, and company-specific issues, to leading domestic and international mergers, acquisitions, and divestitures. Mr. Merchant graduated with a B.S. degree from Cornell University and earned his Juris Doctor at Case Western Reserve University where he graduated cum laude.
Executive officers. Our executive officers are elected by, and serve at the discretion of, our Board. There are no familial relationships between our directors and executive officers (or any nominees thereto).
Committees of the Board of Directors
The composition and responsibilities of each of the separately designated standing committees of our Board are described below. Members serve on these committees until their earlier death, resignation or removal.
Audit Committee. Our Audit Committee held five meetings during fiscal year 2022 and is currently comprised of Messrs. Mendenhall and Waitman and Ms. Hlay, with Ms. Hlay serving as Chair of the committee. Our Board has determined that each member of the Audit Committee is “independent” and “financially literate” under the Nasdaq Listing Rules and the SEC rules and regulations and that each of Ms. Hlay and Mr. Mendenhall is an “audit committee financial expert” under the rules of the SEC. The responsibilities of the Audit Committee are included in its written charter, a current copy of which is available on our website http://investor.ridefox.com. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act. The functions of this committee include, among others:
•appointing, retaining, terminating, determining compensation for, and overseeing the independent registered public accounting firm;
•reviewing the scope of the audit by the independent registered public accounting firm;
•inquiring into the effectiveness of our accounting and internal control functions;
•assisting our Board in fulfilling its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, our adherence to policies regarding ethics and business practices and our enterprise risk-management practices;
•approving, or pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm; and
•obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal control procedures, any material issues with such procedures, and any steps taken to deal with such issues.
Compensation Committee. Our Compensation Committee held four meetings in fiscal year 2022 and is currently comprised of Mses. Fetter and Hlay, and Messrs. Mendenhall and Johnson, with Ms. Fetter serving as Chair of the committee. Our Board has determined that each member of the committee is “independent” under the Nasdaq Listing Rules and all applicable laws. Each of the members of this committee is also a “non-employee director” as that term is defined under Rule 16b-3 of the Exchange Act. The responsibilities of the Compensation Committee are included in its written charter, a current copy of which is available on our website http://investor.ridefox.com. The functions of this committee include, among others:

•determining, or recommending to our Board for determination, the compensation of our Chief Executive Officer, our other executive officers, and certain other employees as determined by the Compensation Committee, and reviewing and approving or recommending to our Board for approval performance goals relevant to such compensation;
•evaluating and recommending the type and amount of compensation to be paid or awarded to the members of our Board;
•approving, periodically evaluating and proposing amendments to long-term incentive plans;
•evaluating and recommending to our Board new equity incentive plans, compensation plans and similar programs advisable for us, as well as recommending to our Board the modification or termination of existing plans and programs; and
•establishing or recommending policies with respect to compensation arrangements, including recoupment policies.
Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee held three meetings in fiscal year 2022 and is currently comprised of Messrs. Duncan, Johnson and Waitman and Ms. Fetter, with Mr. Duncan serving as Chair of the committee. Our Board has determined that each member of the committee is “independent” under the Nasdaq Listing Rules and all applicable laws. The responsibilities of the Nominating and Corporate Governance Committee are included in its written charter, a current copy of which is available on our website http://investor.ridefox.com. The functions of this committee include, among others:
•interviewing, evaluating and recommending to our Board candidates for election as our directors, including nominations by stockholders;
•responsibility for matters relating to nomination of directors;
•maintaining formal criteria for selecting director nominees who will best serve the interests of our Company and our stockholders;
•considering and assessing the independence of members of our Board;
•evaluating director performance on our Board and applicable committees of our Board and determining whether continued service on our Board is appropriate;
•evaluating the adequacy of our corporate governance practices and policies;
•reviewing and approving all related party transactions;
•developing and periodically reviewing and recommending to our Board appropriate revisions to our corporate governance framework, including our Amended and Restated Certificate of Incorporation, Bylaws and Governance Guidelines;
•monitoring compliance with our Governance Guidelines and Stock Ownership Guidelines; and
•reviewing the composition of each committee annually and presenting recommendations for committee membership for our Board to consider.
Compensation Committee Interlocks and Insider Participation. No member of our Compensation Committee was an employee or officer of the Company during fiscal year 2022, was formerly an employee or officer of FOX or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past fiscal year has served, as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Executive Summary
This Compensation Discussion and Analysis explains our compensation philosophy, summarizes our compensation programs and reviews compensation decisions for the executives identified as Named Executive Officers in the Summary Compensation Table. Our executive compensation philosophy, policies, plans and programs are under the supervision of the Compensation Committee. For a description of the composition, authority and responsibilities of the Compensation Committee, see “Corporate Governance - Board of Directors, Executive Officers and Committees." Unless the context requires otherwise, in this Compensation Discussion and Analysis when we refer to the “Committee,” we are referring to the Compensation Committee, and when we refer to “Named Executive Officers” or “NEOs," we are referring to the executives identified as Named Executive Officers in the Summary Compensation Table, who for fiscal year 2022, were:
•Michael C. Dennison, Chief Executive Officer
•Scott R. Humphrey, Chief Financial Officer and Treasurer
•Toby D. Merchant, Chief Legal Officer, Chief Compliance Officer and Secretary
•Christopher J. Tutton, President, Specialty Sports Group
•Thomas L. Fletcher, President, PVG Business and Corporate Strategy
Our compensation programs are designed with the general goals and objectives of providing a market competitive pay package that achieves our talent needs (attracts, engages and retains) by directly aligning rewards to our business strategy to drive long-term stockholder value. For the Named Executive Officers, this is achieved by emphasizing performance-based annual cash and long-term equity incentive awards which provide the majority of this group’s target pay opportunity.
In making compensation decisions for 2022, the Compensation Committee considered our prior year’s financial results, our operating strategy and goals, and took into account a market analysis of peer group pay and our Say-on-Pay results.
The Company performance metric we believe is most important to our stockholders is the same primary metric we used in determining performance-based compensation in 2022, adjusted EBITDA. We believe adjusted EBITDA directly correlates to stock price and is a good indicator of earnings and cash flow health. Additionally, in 2022, we incorporated return on invested capital ("ROIC") and free cash flow ("FCF") as additional metrics in our Performance-Based RSU Award program. We believe ROIC and FCF directly correlate to long-term company performance.

2022 Performance Highlights and Key Accomplishments
Record Financial Results
We delivered record financial results in fiscal year 2022, despite the challenges related to inflation and other macro-economic factors. We benefited from consistent execution and favorable business fundamentals in our Powered Vehicles Group and Specialty Sports Group.
FY2022 RESULTS

Sales	$1,602.5 million

Net income	$205.3 million

Earnings per diluted share	$4.84

Non-GAAP adjusted net income*	$232.7 million

Adjusted earnings per diluted share*	$5.49

Adjusted EBITDA*	$321.8 million

* Reconciliations of non-GAAP measures provided in Annex A, attached hereto.

FY2022 Percentage Increases (Year over Year)

Historical Financial Performance for Stockholders
Our record of performance is reflected in our one-, three- and five-year total stockholder returns ("TSRs") shown below.

Total Stockholder Return

18.6%
9.3%
7.4%
2.3%
(27.8)%
(46.4)%
1 year
3 year*
5 year*
FOXF
Peer Group**

* Represent annualized figures
** Based on median TSRs of compensation peer group discussed further under "Use of Market Data Analyses"

Key Compensation Decisions for Fiscal Year 2022
•Base Salary. During fiscal year 2022, Messrs. Dennison, Humphrey, Merchant, Tutton and Fletcher received a 11.4%, 5.0%, 2.4%, 9.8%, and a 9.3% market and merit-based increases in base salary, respectively.
•Annual Performance-Based Cash Bonuses. The Company achieved Adjusted EBITDA of $321.8 million for the fiscal year 2022, which was approximately 108% of the Company's Target Adjusted EBITDA of $296.9 million set by the Board. As a result, the Company's financial performance portion of the Cash Bonuses were paid out at 184% for fiscal year 2022.
•Equity Incentive Compensation. The Compensation Committee awards equity compensation that vest over several years in order to promote long-term results. Based on the Company’s performance in fiscal year 2022 and after consideration of prior equity-based awards still outstanding, five of our NEOs received equity-based awards under the terms of the 2022 Omnibus Plan in fiscal year 2022. In addition to time-based RSUs, the Company also issued Performance-based RSU awards, based upon Company ROIC and FCF metrics, to further promote and reward overall financial health.

Mix of Elements of Compensation for Fiscal Year 2022
For fiscal year 2022, the mix of the key elements of compensation our Named Executive Officers were eligible to receive at target levels was as follows (excluding compensation of the type that would fall under “All Other Compensation” in our Summary Compensation Table):

Name	Base Salary %	Annual Performance-Based Bonuses % (AT TARGET)	Fair Value of Restricted Stock Granted %	Fair Value of Performance Stock Granted %
Michael C. Dennison	13.9%	18.3%	33.9%	33.9%
Scott R. Humphrey	27.1%	21.3%	25.8%	25.8%
Toby D. Merchant	32.7%	20.6%	23.4%	23.4%
Christopher J. Tutton	29.8%	18.7%	25.8%	25.8%
Thomas L. Fletcher	35.1%	22.1%	21.4%	21.4%
Our executive compensation program is predominantly performance-based. As an executive’s ability to impact operational performance increases, so does the proportion of his or her at-risk compensation. Target short- and long-term incentive compensation (where applicable) grows proportionately as job responsibilities increase, which encourages our officers to focus on the Company’s long-term success and aligns with the long-term interests of our stockholders. We tie annual Bonuses for our NEOs primarily to adjusted EBITDA, and we tie the earning of performance-based RSUs to ROIC and FCF targets. The Compensation Committee also takes into account Company performance when determining the number of time-based RSUs and performance-based RSUs to be awarded to our Named Executive Officers (making such compensation “at-risk” to the performance of the Company).
The graphics below illustrate the mix of fixed and incentive compensation opportunities at target we provided to our Chief Executive Officer and other NEOs for fiscal year 2022.
While "Total Stockholder Return" is not used as a performance metric, the Compensation Committee when determining the total compensation packages of our Named Executive Officers considered it, along with other metrics. As shown the majority of the CEO’s target compensation opportunity is at-risk, subject to Company financial results and, for the long-term incentive, the value of equity earned reflects the stock price at the end of the multi-year performance/vesting period.

CEO Pay Mix

At Risk - 86%
Base Salary 14%
Performance Based Cash Bonus 18%
PSUs 34%
RSUs 34%

Average Other NEO Pay Mix

At Risk - 69%
PSUs 24%
Base Salary 31%
RSUs 24%
Performance Based Cash Bonus 21%

CEO COMPENSATION VS. TSR

$10.0
$7.5
$5.0
$2.5
$—
Millions
$800.00
$600.00
$400.00
$200.00
$—
$1.9
$1.8
$3.8
$7.8
$7.7
2018
2019
2020
2021
2022
Total Compensation
Indexed TSR

*CEO compensation increased in 2021 primarily due to the creation and issuance of performance-based grants which represent shares that are potentially issuable in the future based on the Company’s financial performance over a 2-3 year period, as well as additional cash bonus payouts which are also based on the Company’s financial performance.

CEO COMPENSATION VS. ROIC

$10.0
$7.5
$5.0
$2.5
$—
Millions
30%
20%
10%
—%
$1.9
$1.8
$3.8
$7.8
$7.7
2018
2019
2020
2021
2022
Total Compensation
ROIC

CEO COMPENSATION VS. Adjusted EBITDA

$10.0
$7.5
$5.0
$2.5
$—
Millions
$400.0
$300.0
$200.0
$100.0
$—
$1.9
$1.8
$3.8
$7.8
$7.7
2018
2019
2020
2021
2022
Total Compensation
Adjusted EBITDA

CEO COMPENSATION VS. Free Cash Flow

$10.0
$7.5
$5.0
$2.5
$—
Millions
$200.0
$150.0
$100.0
$50.0
$—
$1.9
$1.8
$3.8
$7.8
$7.7
2018
2019
2020
2021
2022
Total Compensation
FCF

*The above charts reflect information contained in our Summary Compensation Table.

Highlights of Executive Compensation Practices

What We Do	What We Do Not Do
✓ Pay for Performance	X Hedging Transactions
The Company ties pay to performance, as evidenced in the above “Mix of Elements of Compensation for fiscal year 2022,” in which compensation not tied to performance, only makes up an average of 31% of the compensation mix for the Other Named Executive Officers.

Insiders are prohibited from engaging in hedging transactions with respect to the Company's shares of common stock, in accordance with the Company’s Insider Trading Policy. See the "Hedging and Pledging Policy" section within "The Board of Directors" section for a more thorough discussion of the Company's hedging and pledging policies.

✓ Use of Market Data
The Company uses market data analyses to ensure executives and non-employee directors receive competitive compensation opportunities.
✓ Clawback Policy	X Short-Term Trading
The Company maintains a Clawback Policy, allowing the independent directors of the Board to clawback all or a portion or any bonus or incentive compensation paid, or cancel stock-based awards granted to executive officers upon restatement or misstatement of financial results, or as required by law.	Insiders are prohibited from short-term trading in the Company's shares of common stock, other than when such shares are acquired as a result of stock option exercise or other employee benefit plans, in accordance with the Company’s Insider Trading Policy.
✓ Independent Compensation Consultant	X Recycle Stock Awards
In fiscal year 2022, Pay Governance LLC ("Pay Governance") an independent compensation consultant, was engaged for a variety of purposes including undertaking a review of the Company's peer group, pay group and executive officers and Board compensation.
The 2022 Omnibus Plan was rewritten and does not permit the ability to recycle any shares underlying outstanding awards.
✓ RSU Awards to Promote Long-Termism	X Reprice Awards
The Company awards restricted stock units as part of the long-term incentive grant mix, with long vesting periods up to three years, which are forfeited upon termination from employment, in order to promote long-term results.	Except in connection with a corporate transaction or event requiring an adjustment under the terms of the 2022 Omnibus Plan, the terms of outstanding equity awards may not be amended to reduce the exercise price of options or the grant price of stock appreciation rights, or cancel options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price or grant price, that is less than the exercise price of the original options or grant price of the original stock appreciation rights, as applicable, without stockholder approval.
✓ PSU Awards to Promote Long-Termism
The Company awards performance-based restricted stock units (PSUs) with long, performance periods of up to three years, that vest based on the achievement of certain measures including ROIC and FCF. These awards are part of the long-term incentive grant mix, and are forfeited upon termination from employment, with the goal of promoting long-term results.

✓ Stock Ownership Guidelines	X No Single Trigger and No Tax Gross-Up
Beginning fiscal year 2021, the Company implemented Stock Ownership Guidelines for certain executives and non-employee directors of the Board as the Company believes that ownership of significant amounts of FOX common stock helps to promote a long-term perspective in managing Fox and helps to ensure alignment with stockholders, capital markets and public interests.
No single trigger or tax gross-up on restricted or performance-based restricted stock units.
✓ Risk Assessment
The Company conducts officer compensation program risk assessment reviews annually.

Oversight of Executive Compensation
The Compensation Committee
The Committee has sole responsibility for all elements of Named Executive Officer and non-employee director compensation. The Committee meets in executive session without the Chief Executive Officer to determine his compensation. The Committee evaluates the performance of the Chief Executive Officer against goals and objectives reviewed and approved by the Committee. The Committee also reviews the performance evaluation of all other Named Executive Officers, which are provided by the Chief Executive Officer. The Committee receives recommendations from the Chief Executive Officer as to compensation of other Named Executive Officers, and the Chief Executive Officer participates in Committee discussions regarding the compensation of such officers. The Committee operates pursuant to a written charter, which is available on our website at: http://investor.ridefox.com.
Each year, the Committee reviews the Company’s total compensation program to ensure that it is designed to achieve the Company’s compensation objectives. In conducting its annual review, the Committee considers information provided by our human resources staff, often including information from independent compensation consultants and compensation data service providers.
While the Committee has the authority, in its sole discretion, to retain independent compensation consultants, it is usually the Human Resources staff of the Company, upon recommendation from the Committee, that periodically retains independent compensation consultants to provide surveys and reports containing competitive market data with respect to certain executive officers, directors and types of compensation.
Compensation Consultant
For compensation-related decisions in fiscal year 2022, an independent executive compensation consultant, Pay Governance, was engaged to advise the Committee on compensation matters related to the executive and non-employee director compensation programs. In fiscal year 2022, Pay Governance assisted the Committee with, among other things:
•executive and director market pay analysis;
•reviewing and making changes to the compensation peer group (as discussed below);
•development of executive and director pay programs;
•assisting with the Compensation Discussion and Analysis disclosures; and
•providing compensation governance advisory services.
Pay Governance reported to the Compensation Committee and the Human Resources staff and had direct access to the members of the Compensation Committee. The Compensation Committee conducted a specific review of its relationship with Pay Governance in 2022 and determined that the work performed for the Compensation Committee did not raise any conflicts of interest. Pay Governance’s work conformed to the independence factors and guidance provided by the Dodd Frank Act, the SEC and the NASDAQ.

Use of Market Data Analyses
During fiscal year 2022, Pay Governance was retained to assist with reviewing the Company's peer group to ensure that all peers remain appropriate for go-forward market comparisons.
Pay Governance’s review took into account revenue size, as well as FOX’s GICS industry code, and broader related industry/company groupings such as leisure and high-value brand names.
For reference in helping to set fiscal year 2022 executive compensation, the following peer group was used:

Brunswick Corporation	Chart Industries, Inc.	Columbia Portwear Company
Crocs, Inc.	Deckers Outdoor Corporation	Enphase Ennergy, Inc.
ESCO Technologies Inc.	iRobot Corporation	Johnson Outdoors, Inc.
LCI Industries	Malibu Boats, Inc.	Sonos, Inc.
Topgolf Callaway Brands Corp.	Under Armour, Inc.	Vista Outdoor, Inc.
Winnebago Industries, Inc.	YETI Holdings, Inc.
In late 2021, Aon Reward Solutions was engaged to perform executive pay analysis based on the Company's peer group. In addition, for developing fiscal year 2022 target pay levels, the Human Resources staff purchased subscriptions to financial and executive compensation databases to obtain market data, including a subscription to the Economic Research Institute ("ERI"), a leading third-party compensation data provider, and Willis Towers Watson ("WTW"), a third-party compensation data provider for international compensation. Utilizing the data provided by ERI, the Human Resources staff reviewed the compensation of executives of peer group companies based on a number of criteria including, but not limited to, geography, revenue, growth rate, and types of products. During fiscal year 2022, the scope of ERI’s services to the Company was limited to providing access to its database to the Human Resources staff. The Human Resources staff also frequently monitors public sources known within the industry to keep up to date on market trends.
The Human Resources staff uses the various surveys and reports it obtains from the independent compensation consultants, the compensation databases, and publicly available sources to make recommendations to the Committee concerning executive compensation. When creating its recommendation, the Human Resources staff analyzes market data regarding the compensation mix among base salary, annual incentive and long-term incentives such as performance-based awards and RSUs. The Committee reviews this mix analysis when evaluating the separate compensation elements for each executive. The surveys that our Human Resources staff reviews may also show percentile compensation levels for various executive positions with comparable job responsibilities. The Human Resources staff does not make recommendations based on any particular percentile, and market data is only one of many factors that the Human Resources staff considers in the making recommendations regarding executive compensation levels. Other factors include internal pay equity, level of responsibility, the individual’s performance, expectations regarding the individual’s future potential contributions, succession planning, retention strategies, budget considerations and the Company’s performance. The Committee relies on its collective experience and judgment along with the recommendations prepared by our Human Resources staff to set executive compensation.

Risk Assessment
In formulating and evaluating material elements of compensation available to Named Executive Officers, both the Committee and our Human Resources staff consider whether the design of any such programs may inadvertently encourage undue risk-taking behavior. To that end, the Committee took into consideration the many design features that, among other things, both align behavior to shareholder interest as well as serve to mitigate the likelihood of inducing excessive risk-taking behavior. Additionally, the Committee engaged Pay Governance, the Company's executive compensation advisor, to undertake a summary review of 2022 executive officer pay practices and to provide their professional opinion relative to risk assessment of the officer compensation program. Overall, Pay Governance found that the Company’s executive compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was based on the summary review that found many executive incentive design features that manage and mitigate risk, including performance-based annual and long-term incentives covering several financial measures with annual and three-year assessment periods, stock ownership guidelines and the governance and review process without diminishing the incentive nature of the compensation opportunities nor were there any commonly cited “red flags” found in the design of FOX’s officer pay program. Based on their summary review and other factors, including our continued focus on providing transparent, market-based competitive pay programs that align to our business strategy and support our talent management objectives, the Committee believes that the officer pay program does not encourage excessive risk taking by executives.
Say-on-Pay Outcome and Stockholder Outreach Efforts
We value our stockholders' perspectives regarding our corporate governance, sustainability and executive compensation practices, as well as our business strategy and public disclosures. In May 2022, we received approximately 93% stockholder support for our Say-on-Pay proposal. Abstention votes and broker-non-votes approximated 3%.

Elements of Our Compensation Program
Our executive compensation program is designed to achieve our goals and objectives through rewarding our executives appropriately for their contributions to corporate growth, seeking to retain our executives and encouraging our executives’ active engagement in their roles. Our executive compensation program consists of the following elements:

Base salary
Performance-based bonus (based, in whole or in part, on financial performance of the Company)
Awards of RSUs and PSUs (subject to the discretion of the Compensation Committee)
Minimal benefits and perquisites
In addition to a 401(k) plan that is offered to our employees generally, we offer a non-qualified deferred compensation plan to executives and non-employee directors starting in fiscal year 2021.
Base Salaries. We provide our Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year and sustained performance. The purpose of the base salary is to reflect job responsibilities, value to us and competitiveness of the market. Salaries for our Named Executive Officers are determined by the Compensation Committee based on the following factors: nature and responsibility of the position and, to the extent available, salary norms for comparable positions, the expertise of the individual executive, the competitiveness of the market for the executive’s services, and, for all Named Executive Officers other than the Chief Executive Officer, the recommendations of our Chief Executive Officer. The Committee believes that the base salary of each of the Named Executive Officers is, particularly in light of each of their total compensation packages, competitive with the market.

The following table summarizes base salaries for our Named Executive Officers approved by the Committee for fiscal year 2022, as well as the base salary percentage increase over fiscal year 2021 base salaries:

Name of Executive Officer	Title	2022	2022
		Base Salary	Base Salary Increase (%)
Michael C. Dennison	Chief Executive Officer	$925,000	11.4%
Scott R. Humphrey	Chief Financial Officer and Treasurer	$525,000	5.0%
Toby D. Merchant	Chief Legal Officer, Chief Compliance Officer and Secretary	$420,000	2.4%
Christopher J. Tutton	President, Specialty Sports Group	$450,000	9.8%
Thomas L. Fletcher	President, PVG Business and Corporate Strategy	$410,000	9.3%
    As a result of the peer group pay benchmarking and broad market pay movement, combined with, among other things, the historic growth and performance of the Company as well as the demonstrated, ongoing performance by each of the executives, the Compensation Committee determined that base salary adjustments were warranted and necessary to be competitive in a today’s labor market.
Annual Performance-Based Cash Bonuses. Our practice is to award annual performance-based cash bonuses (each a “Cash Bonus”) to the Named Executive Officers, in accordance with the underlying formulas set forth in the Employment Agreements of each Named Executive Officer. The underlying factors for determining the amount of the Cash Bonuses vary among the Named Executive Officers. For fiscal year 2022, Mr. Dennison and Mr. Humphrey were eligible to receive a Cash Bonus based only on the Company’s achievement of Company Target Adjusted EBITDA (as defined below) Mr. Merchant, Mr. Tutton, and Mr. Fletcher were eligible to receive a Cash Bonus comprised of two parts; (1) Cash Bonus based on the Company’s achievement of Company Target Adjusted EBITDA, and (2) the executive’s achievement of certain individual performance objectives and overall ratings. However, no Named Executive Officer was eligible to receive a Cash Bonus if the Company’s actual Adjusted EBITDA for fiscal year 2022 was under 90% of Company Target Adjusted EBITDA. Additionally, in order to encourage and reward longevity, the Named Executive Officers are not entitled to any Cash Bonus unless the Company employs the Named Executive Officer on the last day of the applicable performance period. In cases where the Company significantly outperforms targets, payouts can be earned up to the 200% of target Maximum Level.
For fiscal year 2022, Messrs. Dennison, Humphrey, Merchant, Tutton, and Fletcher were eligible to receive an Annual Performance-Based Bonus based on achievement of the following:

	Bonus at Target %	Company Performance (adjusted Ebitda)						Individual performance goals
		Weighting	Threshold	Target	Max	Actual	% of Target Earned	Weighting	% of Target earned	Payout % of target
Michael C. Dennison	125%	100%	$267.2	$296.9	$326.6	$321.8	184%	N/A	N/A	184%
Scott R. Humphrey	75%	100%	$267.2	$296.9	$326.6	$321.8	184%	N/A	N/A	184%
Toby D. Merchant	60%	75%	$267.2	$296.9	$326.6	$321.8	184%	25%	184%	184%
Christopher J. Tutton	60%	75%	$267.2	$296.9	$326.6	$321.8	184%	25%	184%	184%
Thomas L. Fletcher	60%	75%	$267.2	$296.9	$326.6	$321.8	184%	25%	184%	184%

The table below provides the Cash Bonus earned by each Named Executive Officer in respect of fiscal year 2022 performance:

Name	TOTAL BONUS EARNED (1)	Bonus As a % of total base salary
Michael C. Dennison	$2,242,500	230%
Scott R. Humphrey	$759,000	138%
Toby D. Merchant	$485,760	110%
Christopher J. Tutton	$518,880	110%
Thomas L. Fletcher	$474,720	110%
(1)The performance-based bonus was calculated based on fiscal year 2023 base salary.
Equity-Based Awards. The Compensation Committee believes equity awards are another important component of executive compensation and serve to better align the interests of our executives with those of our stockholders. The Company awards restricted stock units, with long vesting periods, which are forfeited upon termination from employment, in order to promote long-termism. In determining whether to grant RSUs to certain NEOs, the Committee reviews its historical practice with respect to granting equity awards to such individuals. The Committee primarily utilizes RSUs, including those with performance conditions, as compared to other types of equity awards because of their simplicity for the recipient, their ability to serve as a retention tool and their ability to keep value. The Committee approves equity awards under our 2022 Omnibus Plan after the stockholders approved the plan at the May 6, 2022 annual meeting; and prior to such approval, equity awards were awarded under our 2013 Omnibus Plan. For 2022, the Committee decided to grant an equal grant mix, at target, of time-based and performance-based RSUs as discussed below.
Time-Based RSU Awards
The Compensation Committee believes time-based RSU awards serve as a retention incentive for the Named Executive Officers. In February 2022, the Committee approved grants of time-based RSU awards under our 2013 Omnibus Plan to Mr. Dennison (18,611 RSUs), Mr. Humphrey (4,136 RSUs), Mr. Merchant (2,482 RSUs), Mr. Tutton (3,226 RSUs), and Mr. Fletcher (2,068 RSUs). Such awards vest over three years (33% each year), and only vest if the employee remains with the Company at the time of vesting. In determining the amount of these awards, the Committee considered primarily the executive’s position and level of responsibility within our Company, the retention and long-term incentive value of the award, the amounts of past awards that had not yet vested, and the prior granting practices outlined above.
Performance-Based RSU Awards
In 2022, the Compensation Committee approved performance share units (“PSUs”) to certain executives that represent shares potentially issuable in the future. Issuance is based upon the Company's performance, over a three-year performance period, for ROIC and FCF. The PSUs vest only upon the achievement of the applicable performance goals for the performance period, and depending on the actual achievement on the performance goals, the grantee may earn between 0% and 200% of the target PSUs. The fair value of performance share units is calculated based on the stock price on the date of grant. In February 2022, the Committee approved grants of PSUs awards under our 2013 Omnibus Plan, at target, to Mr. Dennison (18,611 PSUs), Mr. Humphrey (4,136 PSUs), Mr. Merchant (2,482 PSUs), Mr. Tutton (3,226 PSUs), and Mr. Fletcher (2,068 PSUs).

Retirement Plans. The Committee believes that retirement programs are important to the Company as they contribute to the Company’s ability to be competitive with its peers and reward our executive officers based on long-term performance of the Company and, therefore, are an important piece of the overall compensation package for the Named Executive Officers. For all eligible employees, including our Named Executive Officers, the Company provides a 401(k) plan. The 401(k) plan is a U.S. tax qualified retirement savings plan pursuant to which all eligible U.S. employees, including the Named Executive Officers, are able to make pre-tax contributions and after-tax contributions from their cash compensation. The Company makes matching contributions for all participants each year equal to 50% of their pre-tax contributions up to 6% of their total eligible compensation. The Company’s matching contributions for fiscal year 2022 to the accounts of the Named Executive Officers under the tax-qualified and nonqualified plans are included in the “All Other Compensation” column in the Summary Compensation Table.
Health and Welfare Benefits
Our Named Executive Officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees.
Perquisites and Personal Benefits
We reimburse our Named Executive Officers for reasonable travel and lodging expenses incurred in connection with their travel for Company purposes. We also pay certain premiums for term life insurance, accidental death and dismemberment, and short-term and long-term disability for all of our employees, including all of our Named Executive Officers.
Pension Benefits and Non-Qualified Deferred Compensation
On May 7, 2021, the Company entered into the Fox Factory Holding Corp. Deferred Compensation Plan ("the Plan") with an effective date as of June 30, 2021. The Company intends that this Plan will be an unfunded deferred compensation plan maintained for the exclusive benefit of the participants, who will constitute a select group of management, employees and non-employee directors. The Plan will be administered by a plan committee as appointed by the Company’s compensation committee. The Plan is intended to comply with Section 409A of the Code and will be unfunded for tax purposes and for purposes of Title I of ERISA. Mr. Tutton was the only Named Executive Officer who participated in this Plan during fiscal year 2022.
The table below provides the Deferred Compensation Plan activity for each Named Executive Officer in fiscal year 2022:

Name	Executive Contributions Made in Fiscal Year 2022	Aggregate Earnings in Fiscal Year 2022	Aggregate Withdrawals and Distributions Made in Fiscal Year 2022	Aggregate Balance as of December 30, 2022
Christopher J. Tutton	$652,308	$(67,221)	$—	$585,087

Summary Compensation Table - Fiscal Years 2022, 2021, and 2020
The following table sets forth certain information with respect to the compensation earned by our Named Executive Officers for the fiscal years ended December 30, 2022, December 31, 2021 and January 1, 2021:

Name and Principal Position	Year	Salary		Performance-Based Bonuses (2)	Restricted Stock Unit Awards (3)	Performance Based Restricted Stock Unit Awards (4)	All other compensation (5)	Total
Michael C. Dennison	2022	$925,000	(1)	$2,242,500	2,250,070	2,250,070	$33,462	$7,701,102
Chief Executive Officer	2021	$830,000	(1)	$2,035,000	2,728,829	2,210,182	$13,815	$7,817,826
	2020	$667,539	(1)	$1,037,500	2,119,059	—	$24,146	$3,848,244
Scott R. Humphrey	2022	$525,000	(1)	$759,000	500,042	500,042	$31,711	$2,315,795
Chief Financial Officer and Treasurer	2021	$500,000	(1)	$787,500	584,719	477,657	$12,632	$2,362,508
	2020	$210,000	(1)	$214,286	626,091	—	$21,199	$1,071,576
Toby D. Merchant (6)	2022	$420,000	(1)	$485,760	300,074	300,074	$123,211	$1,629,119
Chief Legal Officer, Chief Compliance Officer and Secretary	2021	$331,003	(1)	$348,450	227,748	177,770	$9,541	$1,094,512
	2020	$—		$—	—	—	$—	$—
Christopher J. Tutton	2022	$450,000	(1)	$518,880	390,023	390,023	$15,199	$1,764,125
President, Specialty Sports Group	2021	$410,000	(1)	$540,000	493,857	340,222	$10,330	$1,794,409
	2020	$336,231	(1)	$307,500	475,024	—	$13,518	$1,132,273
Thomas L. Fletcher (7)	2022	$410,000	(1)	$474,720	250,021	250,021	$33,090	$1,417,852
President, PVG Business and Corporate Strategy	2021	$346,270	(1)	$422,813	177,616	177,770	$15,729	$1,140,198
	2020	$—		$—	—	—	$—	$—
(1)Reflects merit-based increases for fiscal years 2022, 2021 and 2020 approved by the Compensation Committee, offset by temporary executive pay reductions in effect from April 25, 2020 through July 3, 2020.
(2)Amounts in this column represent performance-based bonuses earned for fiscal years 2022, 2021 and 2020 by the respective Named Executive Officer. Performance-based bonuses were awarded to our Named Executive Officers based on the achievement of specified Company performance metrics. See the narrative disclosures and the "Grants of Plan-Based Awards Table" below for additional information.
(3)Amounts in this column represent the aggregate grant date fair value of restricted stock units issued computed in accordance with FASB ASC Topic 718 pursuant to the 2013 Omnibus Plan.
(4)Amounts in this column represent the aggregate grant date fair value of performance based restricted stock units issued computed in accordance with FASB ASC Topic 718 pursuant to the 2013 Omnibus Plan. Amounts are based on attainment at the target level.

(5)The information for the dollar amounts found in the All Other Compensation column above can be found in the following table:

Name and Principal Position	Perquisites and Other Personal Benefits (i)	Tax Reimbursements (ii)	Company Contributions to Retirement and 401(k) Plans (iii)	Total Other Compensation
Michael C. Dennison	$23,934	$378	$9,150	$33,462
Scott R. Humphrey	$22,561	$—	$9,150	$31,711
Toby D. Merchant	$115,586	$—	$7,625	$123,211
Christopher J. Tutton	$10,046	$—	$5,153	$15,199
Thomas L. Fletcher	$23,940	$—	$9,150	$33,090
(i)Perquisites and personal benefits, the incremental costs of which are included in the amounts shown, consist of the following: personal use of Company cell phones, medical, dental, vision, group life and disability insurance plan premiums, temporary housing/living expenses, and relocation expenses.
(ii)We provide tax relief for the inputed income from our Executive Vehicle Demonstration Program.
(iii)Amounts shown reflect Company matching contributions made to their employee 401(k) accounts.
(6)Mr. Merchant became our Chief Legal Officer, Chief Compliance Officer and Secretary in April 2021. Consequently, compensation information was not reported for prior years and compensation information for 2021 is for a partial year.
(7)Mr. Fletcher was appointed to President, PVG Business and Corporate Strategy in May 2021. Consequently, compensation information was not reported for prior years.
See “Compensation Discussion and Analysis - Elements of Our Compensation Program,” and “Change of Control, Separation or Severance Benefits- Employment Agreements” for additional information with respect to the numbers included in the foregoing Summary Compensation Table.

Grants of Plan-Based Awards Table - Fiscal Year 2022
The following table presents information concerning plan-based awards made in fiscal year 2022 to each of our Named Executive Officers:

Name	Grant Date	Estimated future payouts under performance-based plan awards (1)	Estimated future payouts under equity incentive plan awards (2) Target (# of shares)	Threshold (3)	Grant date fair value of stock and option awards (4)	Maximum (5)
Michael C. Dennison
Time-Based RSUs	2/22/2022	$—	18,611	$—	$2,250,070	$—
Performance-Based RSUs	2/22/2022	$—	18,611	$1,125,035	$2,250,070	$4,500,140
Short-Term Incentive Compensation		$2,242,500	—	$—	$—	$—
Scott R. Humphrey
Time-Based RSUs	2/22/2022	$—	4,136	$—	$500,042	$—
Performance-Based RSUs	2/22/2022	$—	4,136	$250,021	$500,042	$1,000,084
Short-Term Incentive Compensation		$759,000	—	$—	$—	$—
Toby D. Merchant
Time-Based RSUs	2/22/2022	$—	2,482	$—	$300,074	$—
Performance-Based RSUs	2/22/2022	$—	2,482	$150,037	$300,074	$600,148
Short-Term Incentive Compensation		$485,760	—	$—	$—	$—
Christopher J. Tutton
Time-Based RSUs	2/22/2022	$—	3,226	$—	$390,023	$—
Performance-Based RSUs	2/22/2022	$—	3,226	$195,012	$390,023	$780,046
Short-Term Incentive Compensation		$518,880	—	$—	$—	$—
Thomas L. Fletcher
Time-Based RSUs	2/22/2022	$—	2,068	$—	$250,021	$—
Performance-Based RSUs	2/22/2022	$—	2,068	$125,011	$250,021	$500,042
Short-Term Incentive Compensation		$474,720	—	$—	$—	$—
(1)Refer to the "Elements of Our Compensation Program - Annual Performance-Based Bonuses" section within the "Compensation Discussion and Analysis" section of this Proxy statement for a description of the potential performance-based bonuses our Named Executive Officers were eligible to receive in fiscal year 2022.
(2)Refer to the "Elements of Our Compensation Program - Equity-Based Awards" section within the "Compensation Discussion and Analysis" section of this Proxy Statement, for a description of the RSU awards made to our Named Executive Officers in fiscal year 2022. The RSU awards do not have "threshold" or "maximum" amounts.
(3)This threshold value is an estimate based on the grant date fair value multiplied against the minimum threshold of 50% of target, as approved by the Company’s Compensation Committee.
(4)Reflects the grant date fair value of the RSU and PSU awards computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. The grant date fair value per unit for RSUs and PSUs is equal to the closing price of the Company's common stock on the date of grant. The grant date fair value for performance-based RSUs and PSUs was calculated based on the probable outcome of applicable performance conditions, which assume that the target level of performance is achieved.
(5)This threshold value is an estimate based on the grant date fair value multiplied against the maximum threshold of 200% of target, as approved by the Company’s Compensation Committee.

Outstanding Equity Awards at Fiscal Year-End Table - Fiscal Year 2022
The following table presents certain information concerning outstanding equity awards held by each of our Named Executive Officers as of December 30, 2022:

	Stock awards
Name	Number of RSUs that have not vested (#)	Market value RSUs that have not vested ($) (1)	Number of PSUs that have not vested (#) (2)	Market value PSUs that have not vested ($) (1) (2)
Michael C. Dennison	58,426	$5,330,204	26,491	$2,416,774
Scott R. Humphrey	9,667	$881,920	5,839	$532,692
Toby D. Merchant	3,245	$296,041	3,060	$279,164
Christopher J. Tutton	12,133	$1,106,894	4,439	$404,970
Thomas L. Fletcher	3,750	$342,113	2,646	$241,395
(1)Based on a fair market value of our common stock on December 30, 2022, the last trading day of fiscal year 2022, of $91.23 per share.
(2)For performance based RSUs, amounts are shown at target attainment.

Stock Vested Table - Fiscal Year 2022
The following table presents certain information concerning the vesting of stock, including restricted stock units, during fiscal year 2022 for each of our Named Executive Officers on an aggregated basis:

Name	Stock awards
	Number of shares acquired on vesting (#) (1)		Value realized on vesting ($)
Michael C. Dennison	29,561	(2)	$2,897,851
Scott R. Humphrey	3,521	(3)	$389,668
Toby D. Merchant	718	(4)	$61,138
Christopher J. Tutton	11,098	(5)	$1,016,135
Thomas L. Fletcher	851	(6)	$76,828
(1)Does not give effect to the shares withheld to satisfy tax obligations
(2)Reflects the vesting of time-based RSUs on February 24, 2022, May 2, 2022, July 1, 2022, and July 31, 2022.
(3)Reflects the vesting of time-based RSUs on February 24, 2022 and July 31, 2022.
(4)Reflects the vesting of time-based RSUs on May 2, 2022.
(5)Reflects the vesting of time-based RSUs on February 24, 2022, May 2, 2022, and July 1, 2022.
(6)Reflects the vesting of time-based RSUs on May 2, 2022 and July 31, 2022.

Equity Compensation Plan Information
    The following table presents certain information concerning equity awards under our compensation plans as of December 30, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, RSUs, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)		(c)
Equity compensation plans approved by security holders (1) (2) (3)	426,214	$—	(4)	4,463,254
(1)Options to be issued under the 2008 Stock Option Plan, the 2008 Non-Statutory Stock Option Plan and the 2013 Omnibus Plan.
(2)On March 7, 2023, there were no outstanding options and 316,093 outstanding full-value Awards under the 2013 Omnibus Plan. On March 7 2023, there were no outstanding options and 80,621 outstanding full-value Awards under the 2022 Omnibus Plan.
(3)Options to be issues under the 2022 Omnibus Plan.
(4)The weighted-average price does not take RSUs and PSUs into account.

Equity-based Incentive Plans
2008 Stock Option Plan
Our Board adopted our 2008 Stock Option Plan, or the 2008 Plan, on January 4, 2008, and our stockholders approved the 2008 Plan in January 2008. The 2008 Plan was terminated upon the effective date of the 2013 Omnibus Plan. Our Compensation Committee currently administers the 2008 Plan. Prior to the establishment of our Compensation Committee in July 2013, the 2008 Plan was administered by our Board based on recommendations of the Compensation Committee of our subsidiary.
Stock subject to the 2008 Plan. As of December 30, 2022, 5,499,126 shares of our common stock were issued under the 2008 Plan and options to purchase an additional (4,645) shares of our common stock were outstanding under the 2008 Plan.
Stock options. The exercise price of all stock options granted under the 2008 Plan must equal at least 100% of the fair market value of our common stock on the date of grant (except for greater than 10% owners, as provided below). Incentive stock options granted under the 2008 Plan must be exercised within 10 years from the date of grant, and the period for exercising any non-statutory stock options is set by our Compensation Committee; provided, however, that an incentive stock option held by a participant who owns more than 10% of the total combined voting power of all classes of our stock or of the stock of our parents or subsidiaries, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value of our common stock on the grant date. The option price is payable only in cash, except if our Company undergoes a change of control, in which case the option price may be satisfied through shares obtained through exercise of the option in connection with the change of control. Subject to the provisions of the 2008 Plan, our Compensation Committee determines the remaining terms of the options (e.g., vesting and the period following a participant’s termination of service during which the participant may exercise his or her option, provided that in no event may an option be exercised later than the expiration of its term).

Plan termination. Upon the completion of our IPO, the 2008 Plan was terminated and no shares of our common stock remain available for future issuance under the 2008 Plan. However, the 2008 Plan continues to govern the terms and conditions of awards originally granted under the 2008 Plan. Shares that were subject to outstanding options under the 2008 Plan on August 13, 2013, that were subsequently forfeited or terminated for any reason before being exercise, became available for awards under the 2013 Omnibus Plan.
2008 Non-Statutory Stock Option Plan
Our Board adopted our 2008 Non-Statutory Stock Option Plan, or the 2008 Non-Statutory Plan, on May 6, 2008. The 2008 Non-Statutory Plan was terminated upon the effective date of the 2013 Omnibus Plan, August 13, 2013. Our Compensation Committee currently administers the 2008 Non-Statutory Plan. Prior to the establishment of our Compensation Committee in July 2013, the 2008 Non-Statutory Plan was administered by our Board based on recommendations of the Compensation Committee of our subsidiary.
Stock subject to the 2008 Non-Statutory Plan. As of December 30, 2022, 689,966 shares of our common stock had been issued under the 2008 Non-Statutory Plan and options to purchase an additional 4,645 shares of our common stock were outstanding under the 2008 Non-Statutory Plan.
Stock options. The period for exercising any options granted under the 2008 Non-Statutory Plan is set by our Compensation Committee. The option price is payable only in cash, except if our Company undergoes a change of control, in which case the option price may be satisfied through shares obtained through exercise of the option in connection with the change of control. Subject to the provisions of the 2008 Non-Statutory Plan, our Compensation Committee determines the remaining terms of the options (e.g., vesting and the period following a participant’s termination of service during which the participant may exercise his or her option, provided that in no event may an option be exercised later than the expiration of its term).
Plan termination. The 2008 Non-Statutory Plan was terminated at the consummation of our IPO and no shares of our common stock remain available for future issuance under the 2008 Non-Statutory Plan. However, the 2008 Non-Statutory Plan continues to govern the terms and conditions of awards originally granted under the 2008 Non-Statutory Plan. Shares subject to outstanding options under the 2008 Non-Statutory Plan on August 13, 2013, that were subsequently forfeited or terminated for any reason before being exercised, became available for awards under the 2013 Omnibus Plan.
2013 Omnibus Plan
Share reserve. We have reserved 1,528,436 shares of our common stock for issuance under the 2013 Omnibus Plan, plus an additional number of shares equal to any shares that are subject to outstanding awards under the 2008 Plan and the 2008 Non-Statutory Plan and which either cease for any reason to be subject to such awards or are forfeited, canceled or repurchased at their original issue price. In addition, the following shares of our common stock are available for grant or issuance under the 2013 Omnibus Plan:
•shares subject to awards granted under the 2013 Omnibus Plan that are subsequently forfeited or canceled;
•shares subject to awards granted under the 2013 Omnibus Plan that otherwise terminate without shares being issued; and
•shares surrendered, canceled or exchanged for cash (but not shares surrendered to pay the exercise price or withholding taxes associated with the award).
Term. No awards under the 2013 Omnibus Plan were made after our stockholders approved the 2022 Omnibus Plan on May 6, 2022.
Eligibility. Only our and our affiliates’ employees, consultants and board members were eligible to receive awards under the 2013 Omnibus Plan, although awards may be made, with the Board's approval, to employees and consultants to whom an offer of employment has been or is being extended. Our Compensation Committee determines who will receive awards, and all of their terms and conditions.

The following table sets forth certain information regarding grants of equity awards made under the 2013 Omnibus Plan during fiscal year 2022 for each of the following: (1) each of the Named Executive Officers; (2) all current executive officers of the Company as a group; (3) all current directors who are not executive officers as a group; and (4) all employees, including all current officers who are not executive officers, as a group.

2013 Omnibus Plan
Name and Position	Dollar Value of Stock Options	Dollar Value of Restricted Stock Units	Total Number of Shares Underlying Restricted Stock Units	Dollar Value of Performance Stock Units (1)	Total Number of Shares Underlying Performance Stock Units (1)
Michael C. Dennison, Chief Executive Officer	$—	$2,250,070	18,611	$2,250,070	18,611
Scott R. Humphrey, Chief Financial Officer and Treasurer	$—	$500,042	4,136	$500,042	4,136
Toby D. Merchant, Chief Legal Officer, Chief Compliance Officer and Secretary	$—	$300,074	2,482	$300,074	2,482
Christopher J. Tutton, President, Specialty Sports Group	$—	$390,023	3,226	$390,023	3,226
Thomas L. Fletcher, President, PVG Business and Corporate Strategy	$—	$250,021	2,068	$250,021	2,068

Executive Group	$—	$4,500,503	37,225	$4,500,503	37,225
Non-Executive Director Group	$—	$855,415	10,523	$—	—
Non-Executive Officer Employee Group	$—	$8,044,745	92,957	$—	—
(1)For performance based RSUs, amounts are shown at target attainment.
Administration. Our Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws, administers the 2013 Omnibus Plan. Our Compensation Committee has the authority to construe and interpret the 2013 Omnibus Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan. Awards under the 2013 Omnibus Plan may be made subject to performance goals based upon performance criteria and other terms.
Amendment. The Board may amend, alter, suspend, discontinue, or terminate the 2013 Omnibus Plan or any portion thereof at any time; provided that if an amendment to the 2013 Omnibus Plan that (i) would materially increase the benefits accruing to participants under the 2013 Omnibus Plan; (ii) would materially increase the number of securities which may be issued under the 2013 Omnibus Plan; (iii) would materially modify the requirements for participation in the 2013 Omnibus Plan; or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market; such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance, or termination that would impair the rights of any participant or any holder or beneficiary of any award previously granted shall not be effective without the written consent of the affected participant, holder, or beneficiary.
Award forms and limitations. The 2013 Omnibus Plan authorizes the award of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance-based compensation and other stock-based awards. For stock options that are intended to qualify as incentive stock options, or ISOs, under Section 422 of the Code, the maximum number of shares subject to ISO awards is 3,631,709. The maximum will be 907,927 shares for each of the following award types granted to any one person within any fiscal year of ours: (1) the shares subject to ISOs, (2) the shares subject to stock options and stock appreciation rights, (3) the shares subject to performance-based compensation awards, (4) restricted stock, restricted stock units and unrestricted stock, and (5) all other stock-based awards.

Stock options. The 2013 Omnibus Plan provides for the grant of ISOs only to our employees. All options other than ISOs may be granted to our employees, directors, consultants, independent contractors and advisors. The exercise price of each stock option must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of ISOs granted to 10% or more stockholders must be at least equal to 110% of that value. Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. In general, options will vest over a four-year period. The maximum term of options granted under the 2013 Omnibus Plan is 10 years (five years in the case of ISOs granted to 10% or more stockholders).
Stock appreciation rights. Stock appreciation rights provide for a payment, or payments, in cash, shares of our common stock or a combination of both, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price that must be at least equal to the fair market value of our common stock on the date of grant. Stock appreciation rights may vest based on time or achievement of performance conditions.
Restricted stock. A restricted stock award is an offer by us to issue or to sell shares of our common stock subject to restrictions. The price (if any) of a restricted stock award is determined by our Compensation Committee. Unless otherwise determined by our Compensation Committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.
Restricted stock units. A restricted stock unit is an award that covers a number of shares of our common stock that may be settled upon vesting in cash, by the issuance of the underlying shares or a combination of both. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve certain performance conditions.
Unrestricted stock. An unrestricted stock award is an award of shares of our common stock that is issued without forfeiture restrictions.
Other stock-based awards. Stock-based awards, such as dividend equivalent rights and other awards denominated or payable in shares of our common stock may be granted as additional compensation for services or performance.
Performance-based compensation. An award (other than Options and Stock Appreciation Rights) of performance-based compensation that is earned upon achievement of pre-established performance goals and settled (paid) in the form of cash or by issuance of shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance goals.
Performance-based compensation criteria. The Compensation Committee may grant eligible plan participants shares of our common stock or cash in accordance with the achievement of performance goals during a performance period. The Compensation Committee establishes performance goals in writing for the performance period, at least one year in duration, based upon performance criteria that may include one or more of the following criteria (either individually, alternatively or in any combination):

return on net assets	cash flows	return on assets	return on capital
revenue	average revenue	stockholder returns	profit margin
earnings per share	net earnings	operating earnings	free cash flow
growth of business	enterprise value		cost targets
share price	sales or market share
earnings before interest, taxes, depreciation and amortization	equity market capitalization

The Compensation Committee is authorized at any time, in its sole discretion, to adjust or modify the calculation of a performance goal for such performance period in order to prevent the dilution or enlargement of the rights of the eligible participants, (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development affecting the Company; or (2) in recognition of, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. Achievement of performance goals may be measured by including or excluding items determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the acquisition or disposition of a business, or related to a change in accounting principle, in each case based on Opinion No. 30 of the Accounting Principles Board, or other applicable accounting rules, or consistent with the Company's policies and practices for measuring the achievement of performance goals on the date on which the Compensation Committee establishes the performance goals.
Additional provisions. Awards granted under the 2013 Omnibus Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, or as determined by our Compensation Committee. Unless otherwise restricted by our Compensation Committee, awards that are non-ISOs or stock appreciation rights may be exercised during the lifetime of the optionee only by the optionee, the optionee’s guardian or legal representative, or a family member of the optionee who has acquired the non-ISOs or stock appreciation rights by a permitted transfer. Awards that are ISOs may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative.
If we experience a change of control transaction, and unless an award provides otherwise, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company, and outstanding awards that are not assumed or substituted will become fully vested and non-forfeitable, exercisable in the case of options and stock appreciation rights, and satisfied at target levels in the case of performance-based awards. Unless an award provides otherwise, if an award is assumed or substituted by the successor company in connection with a change of control transaction and the holder’s employment or service to us is terminated without cause or the holder terminates his or her employment or service to us for good reason, in each case within 24 months of such change of control transaction, all assumed or substituted awards held by such holder will become fully vested and non-forfeitable. All awards will be equitably adjusted in the case of stock splits, recapitalizations and similar transactions.
2013 Omnibus Plan benefits. No awards may be granted after May 6, 2022 to executive officers, directors and employees under the 2013 Omnibus Plan because our stockholders approved the 2022 Omnibus Plan. Information regarding individual awards to each of our Named Executive Officers during fiscal year 2022 is set forth under "Elements of Our Compensation Program - Equity-Based Awards" above. Additional information regarding our outstanding awards and available shares as of December 30, 2022 is set forth under "Equity Compensation Plan Information" above.
2022 Omnibus Plan
Share reserve. We have reserved 2,900,000 shares of our common stock for issuance under the 2022 Omnibus Plan. In addition, the following shares of our common stock are available for grant or issuance under the 2022 Omnibus Plan:
•shares subject to awards granted under the 2022 Omnibus Plan and 2013 Omnibus Plan that cease to be subject to awards or are subsequently forfeited or canceled;
•shares subject to awards granted under the 2022 Omnibus Plan and 2013 Omnibus Plan that otherwise terminate without shares being issued; and
•shares repurchased at their original issue price or awards paid in cash (but not shares surrendered to pay the exercise price or withholding taxes associated with the award) under the 2022 Omnibus Plan and 2013 Omnibus Plan.
Term. No awards under the 2022 Omnibus Plan will be made more than 10 years from the May 6, 2022 date our stockholders approved the plan.

Eligibility. Only our and our affiliates’ employees, consultants and board members are eligible to receive awards under the 2022 Omnibus Plan, although awards may be made, with the Board's approval, to employees and consultants to whom an offer of employment has been or is being extended. Our Compensation Committee determines who will receive awards, and all of their terms and conditions.
There were no grants of equity awards were made to any of the Company's Named Executive Officers under the 2022 Omnibus Plan during fiscal year 2022. A total of 902 shares with a dollar value of $100,014 were issued to current executive officers, as a group, under the 2022 Omnibus Plan during fiscal year 2022. A total of 1,233 with a dollar value of $118,138 were issued to employees, including all current officers who are not executive officers, as a group, under the 2022 Omnibus Plan during fiscal year 2022.
Administration. Our Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws, administers the 2022 Omnibus Plan. Our Compensation Committee has the authority to construe and interpret the 2022 Omnibus Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan. Awards under the 2022 Omnibus Plan may be made subject to performance goals based upon performance criteria and other terms.
Amendment. The Board may amend, alter, suspend, or terminate the 2022 Omnibus Plan or any portion thereof at any time; provided that if an amendment to the 2022 Omnibus Plan that (i) would materially increase the number of securities which may be issued under the 2022 Omnibus Plan; (ii) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market; such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, or termination that would adversely affect in any material way the rights of any participant of any award previously granted shall not be effective without the written consent of the affected participant. Repricing of stock options and stock appreciation rights without prior approval of our stockholders is prohibited; and awards of stock options and stock appreciation rights may not include an automatic reload grant of additional stock options or stock appreciation rights in connection with the exercise or expiration of previously granted awards of stock options and stock appreciation rights.
Award forms and limitations. The 2022 Omnibus Plan authorizes the award of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance-based shares and units and other stock-based awards. For stock options that are intended to qualify as incentive stock options, or ISOs, under Section 422 of the Code, the maximum number of shares subject to ISO awards is 2,900,000. The maximum aggregate number of shares subject to awards granted to any non-employee director within any fiscal year of ours, taken together with any cash fees paid to such director during such fiscal year, shall not exceed $900,000. Awards granted under the 2022 Omnibus Plan shall vest no earlier than the one year anniversary of the grant date. However, such one-year minimum vesting requirement shall not apply to (i) substitute awards where more than one year has lapsed since the grant date of an acquired entity’s award, (ii) shares delivered in lieu of fully vested cash-based awards where more than one year has elapsed since the award’s grant date, (iii) awards to non-employee directors that vest on the earlier of the one year anniversary of the grant date and the next annual meeting of stockholders which is at least fifty weeks after the date of the prior fiscal year’s annual stockholders meeting, and (iv) any awards up to a maximum of 5% of the plan’s available share reserve. Notwithstanding the foregoing, such one year minimum vesting period shall not apply to accelerated exercisability or vesting of any award if a participant dies or becomes disabled.
Stock options. The 2022 Omnibus Plan provides for the grant of both nonqualified stock options and incentive stock options, provided that ISOs may only be granted to our employees. Nonqualified stock options may be granted to our employees, directors, and consultants. The exercise price of each stock option must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of ISOs granted to 10% or more stockholders must be at least equal to 110% of that value. Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under the 2022 Omnibus Plan is 10 years (five years in the case of ISOs granted to 10% or more stockholders).

Stock appreciation rights. Stock appreciation rights provide for a payment, or payments, in cash, shares of our common stock or a combination of both, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price that must be at least equal to the fair market value of our common stock on the date of grant. Stock appreciation rights may vest based on time or achievement of performance conditions.
Restricted stock. A restricted stock award is an offer by us to issue or to sell shares of our common stock subject to restrictions. The price (if any) of a restricted stock award is determined by our Compensation Committee. Unless otherwise determined by our Compensation Committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited.
Restricted stock units. A restricted stock unit is an award that covers a number of shares of our common stock that may be settled upon vesting in cash, by the issuance of the underlying shares or a combination of both. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve certain performance conditions.
Unrestricted stock. An unrestricted stock award is an award of shares of our common stock that is issued without forfeiture restrictions.
Other stock-based awards. Stock-based awards, such as dividend equivalent rights, substitute awards and other awards denominated or payable in shares of our common stock may be granted as additional compensation for services or performance.
Performance share units and performance shares. An award of performance share units or performance shares that is earned upon achievement of pre-established performance goals and settled (paid) in the form of cash or by issuance of shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance goals.
Performance-based award criteria. The Compensation Committee may grant eligible plan participants performance share units or performance shares in accordance with the achievement of performance goals during a performance period. The Compensation Committee establishes performance goals in writing for the performance period, at least one year in duration, based upon performance criteria that may include one or more of the following criteria (either individually, alternatively or in any combination):

return on net assets	cash flows	return on assets	return on capital
revenue	average revenue	stockholder returns	return on invested capital
earnings per share	net earnings	operating earnings	profit margin
growth of business	enterprise value	operating expenses	free cash flow
share price	sales or market share	capital expenses	cost targets
earnings before interest, taxes, depreciation and amortization	equity market capitalization	return on stockholders' equity
The Compensation Committee is authorized, in its sole discretion, to adjust, reduce, eliminate or waive any performance goals, in whole or in part, or subject to the plan's one year minimum vesting requirement, the vesting provisions of performance share units and performance shares.

Additional provisions. Awards granted under the 2022 Omnibus Plan may not be sold, assigned, pledged, attached, transferred or otherwise encumbered in any manner other than transfer by will or by the laws of descent and distribution, or transfers as determined by our Compensation Committee. In the event of a corporate transaction or event that affects the shares (such as a dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination repurchase or exchange of shares or other securities), if the Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits of the awards, the Committee is authorized to equitably adjust any or all of (i) the number of shares or other securities with respect to which awards may be granted, (ii) the number of shares or other securities subject to outstanding awards, and (iii) the option or grant price with respect any award.
If we experience a change of control transaction, and unless an award provides otherwise, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company, and outstanding awards that are not assumed or substituted will become fully vested and non-forfeitable, exercisable in the case of options and stock appreciation rights, and satisfied at target levels in the case of performance-based awards. Unless an award provides otherwise, if an award is assumed or substituted by the successor company in connection with a change of control transaction and the holder’s employment or service to us is terminated without cause or the holder terminates his or her employment or service to us for good reason, in each case within 24 months of such change of control transaction, all assumed or substituted awards held by such holder will become fully vested and non-forfeitable.
New plan benefits. We cannot currently determine the number of shares subject to awards that maybe granted in the future to executive officers, directors and employees under the 2022 Omnibus Plan because the Compensation Committee, in its discretion, determines awards under the 2022 Omnibus Plan. Information regarding individual awards to each of our Named Executive Officers during fiscal year 2022 is set forth under "Elements of Our Compensation Program - Equity-Based Awards" above. Additional information regarding our outstanding awards and available shares as of December 30, 2022 is set forth under "Equity Compensation Plan Information" above.

Change of Control, Separation or Severance Benefits
Equity Awards
Both the 2013 and 2022 Omnibus Plans contain provisions that provide for the vesting of options and stock appreciation rights awarded thereunder, as well as the lapse of restrictions on and vesting of all incentive awards issued thereunder upon a “Change of Control” or a "Change in Control." A “Change of Control” or a "Change in Control" are defined in the 2013 and 2022 Omnibus Plans to mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act); or (ii) any person or group, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation, or otherwise. The 2022 Omnibus Plan contains additional provisions in its Change in Control definition that includes a change in the composition of the board of directors such that individuals who, as of the beginning of any period of 24 months determined on a rolling basis, cease to constitute a majority of the incumbent board of directors.
Except as otherwise provided in an award agreement or by the Committee in a written resolution at the date of grant, to the extent outstanding awards granted under the 2013 or 2022 Omnibus Plans are not assumed, converted, or replaced by the resulting entity in the event of a Change of Control or Change in Control, all outstanding options and stock appreciation rights shall become fully exercisable, all restrictions with respect to outstanding awards shall lapse and such awards shall become vested and non-forfeitable, and any specified performance goals with respect to outstanding awards shall be deemed to be satisfied at target, provided that payment of restricted and performance awards or performance compensation awards shall be made in accordance with the provisions of the 2013 and 2022 Omnibus Plans.
Except as otherwise provided in an award agreement or by the Compensation Committee in a written resolution at the date of grant or thereafter, to the extent outstanding awards granted under the 2013 and 2022 Omnibus Plans are assumed, converted, or replaced by the resulting entity in the event of a Change of Control or Change in Control, (i) any outstanding awards that are subject to performance goals shall be converted by the resulting entity as if target performance had been achieved as of the date of the Change of Control; (ii) each performance award or performance compensation award with service requirements shall continue to vest with respect to such requirements during the remaining period set forth in the award agreement; and (iii) all other awards shall continue to vest (and/or the restrictions thereon shall continue to lapse) during the remaining periods set forth in the award agreement.
Except as otherwise provided in an award agreement or by the Committee in a written resolution at the date of grant or thereafter, to the extent outstanding Awards granted under the 2013 and 2022 Omnibus Plans are either assumed, converted, or replaced by the resulting entity in the event of a Change of Control or Change in Control, if a participant’s employment or service is terminated without Cause by the Company or an affiliate or a participant terminates his or her employment or service with the Company or an affiliate for “Good Reason” (if applicable), in either case, during the 24-month period following a Change of Control, all outstanding options and stock appreciation rights held by the participant shall become fully exercisable and all restrictions with respect to outstanding awards shall lapse and become vested and non-forfeitable.

Notwithstanding anything in the 2013 and 2022 Omnibus Plans or any award agreement to the contrary, to the extent any provision of the 2013 or 2022 Omnibus Plan or an award agreement would cause a payment of nonqualified deferred compensation that is subject to Section 409A of the Code (“Section 409A”) to be made upon the occurrence of (i) a Change of Control or Change in Control, then such payment shall not be made unless such Change of Control also constitutes a “change in ownership,” “change in effective control,” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A. Any payment that does not comply with the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change of Control, Change in Control or termination of employment or service, but disregarding any performance requirements and substituting the passage of time for any future service requirements and any performance periods. If a Change of Control constitutes a “change of control” within the meaning of Section 409A, any required payment shall be made in a lump sum within 10 business days of the Change of Control unless the Award Agreement specifies otherwise. If a termination following a Change of Control or Change in Control, qualifies as a “separation from service” within the meaning of Section 409A, distribution will be made in a lump sum within 60 days of the separation from service date unless the Award Agreement specifies otherwise.

Employment Agreements
Each of our Named Executive Officers is party to an employment agreement, which provides, as applicable, certain change of control, separation or severance benefits. In May 2018, we entered into a new employment agreement with Mr. Tutton upon his promotion to President, Specialty Sports Group. In August 2018, we entered into an employment agreement with Mr. Dennison upon his hiring as President, Powered Vehicles Group and the employment agreement was amended in June 2019 upon his promotion to Chief Executive Officer. In August 2020, we amended the employment agreements for Messrs. Dennison and Tutton to remove specific target metrics in order to align and engage the employees in light of the COVID-19 pandemic. In the same month, we entered into an employment agreement with Mr. Humphrey upon his appointment to Chief Financial Officer and Treasurer. In April 2021, we entered in to an employment agreement with Mr. Merchant upon his appointment as Chief Legal Officer and Secretary. In May 2021, we entered into a new employment agreement with Mr. Fletcher upon his promotion to President, PVG Business & Corporate Strategy. In August 2022, we entered into a new employee agreement with Mr. Winters in which he transitioned from his position as President, Powered Vehicles Group to a Senior Executive Advisor role. The employment agreements prohibit the Named Executive Officers from soliciting our employees for two years following the cessation of such NEO's employment.
Termination by Mutual Agreement, Death, Disability, for Cause or Voluntarily
In the event a Named Executive Officer’s employment is terminated by mutual agreement of the parties, by the Company if the executive dies or becomes disabled, by the Company for “Cause,” or by the executive officer voluntarily, at any time (provided he provides not less than 90 days written notice), such executive officer is entitled to receive the following payments and compensation: (1) accrued and unpaid annual Base Salary for services rendered prior to the date of termination or resignation; and (2) reimbursement of any un-reimbursed business expenses as of the date of termination or resignation (collectively, “General Separation Payments”). Additionally, in the event a Named Executive Officer’s employment is terminated by the Company because the executive dies or becomes disabled, such executive officer is also entitled to receive a pro rata payment of the executive’s performance bonus (which the executive would have earned under his employment agreement if employed for the entire fiscal year in which termination occurs, payable during the year the applicable audited financial statements become available).

Termination without Cause or for Good Reason
In the event a Named Executive Officer’s employment is terminated by the Company without Cause or if the Named Executive Officer resigns for “Good Reason,” such executive officer is entitled to receive the following payments and compensation: (i) General Separation Payments, (ii) the applicable Severance Payment (only upon the execution of a release); (iii) a pro rata payment of the executive’s performance bonus (which the executive would have earned under his new employment agreement if employed for the entire fiscal year in which termination occurs, payable during the year the applicable audited financial statements become available); and (iv) continued Company sharing in the cost of health care insurance during the period executive receives severance.
The “Severance Payment” amount to be paid with respect to a termination without Cause or for Good Reason shall equal the Named Executive Officer’s annual base salary as of the date of termination; provided, however, in the event of the “Good Reason” trigger being a reduction in Base Salary, then the Severance Payment amount shall equal the executive’s annual base salary prior to such reduction, provided that such severance amount is greater than the executive’s base salary at termination.
For purposes of the employment agreements, termination for “Cause” means with respect to a Named Executive Officer, one or more of the following: (i) willful or grossly negligent violation of any law which causes material injury to the business of our Company (or any subsidiary) or entry of a plea of nolo contendere (or similar plea) to a charge of such an offense; (ii) conduct causing us or any of our subsidiaries significant public disgrace or disrepute; (iii) any act or omission aiding or abetting a competitor, supplier, or customer of ours or any of our subsidiaries to the material disadvantage or detriment of us and our subsidiaries; (iv) the executive’s willful violation of fiduciary duties to our Company or any subsidiary, including the duty of loyalty and the corporate opportunity doctrine; (v) commission of, or the act of fraud, dishonesty, misappropriation or embezzlement, or the executive’s commission of any felony offense; (vi) material breach of the executive’s representations, warranties, or covenants under his new employment agreement or any other agreement between the parties hereto that, if curable and unrelated to a breach of his confidentiality obligations, remains uncured for 15 days following written notice thereof from us to executive; and (vii) refusal to comply with our reasonable orders or directives (including refusal to perform, other than as a result of death or disability, material assigned duties or responsibilities that are consistent with normal business practices and his new employment agreement) or our (or our subsidiaries’) material and reasonable rules, regulations, policies, procedures or practices that are not inconsistent with the terms of his new employment agreement or applicable law, which continues uncured for 15 days following written notice thereof from us to the executive.
A resignation by a Named Executive Officer will be deemed a resignation for “Good Reason” if the executive provides written notice to the Company of the specific circumstances alleged to constitute Good Reason within 90 days after any one or more of the following events: (i) a reduction in executive’s base salary below the amount as of the date of his employment agreement (other than a substantially similar reduction applicable to all executives); (ii) for Mr. Tutton only, the Company requiring, without the executive’s consent, that the executive relocate the executive’s principal place of business outside a 30-mile radius from the location where the executive is employed as of the effective date of his employment agreement or such other location as consented to by the executive; (iii) material breach by us of his employment agreement; or (iv) without the executive’s consent, a material reduction in the executive’s duties or responsibilities, such that the executive is no longer playing his current role or at least an equivalent position, as applicable. Where curable, the Company will have 30 days to cure such circumstances upon the receipt of notice from the executive.

Estimated Potential Payments upon Change of Control or Certain Termination Events
The table provides an estimate of the payments and benefits that would be paid to our Named Executive Officers in connection with any termination of employment or upon a Change of Control of the Company. The payments are quantified assuming the termination of employment or Change of Control occurred on December 30, 2022.

Name and Form of Payment	Mutual Agreement, For Cause, Voluntarily	Death or Disability	Without Cause or for Good Reason (not in connection with a Change of Control)	Awards Not Continued or Assumed or Termination Within 24 Months Without Cause or for Good Reason (Change of Control)	No Termination, Awards Continued or Assumed (Change of Control)
Michael C. Dennison
Cash Compensation (1)	$35,577	$35,577	$960,577	$960,577	$—
Performance-based Bonus (2)	—	2,242,500	2,242,500	2,242,500	—
RSUs (3)	—	—	—	5,330,204	—
PSUs (3)	—	—	—	2,416,774	—
Benefits and Perquisites	—	—	33,084	33,084	—
Total	$35,577	$2,278,077	$3,236,161	$10,983,139	$—
Scott R. Humphrey
Cash Compensation (1)	$20,192	$20,192	$545,192	$545,192	$—
Performance-based Bonus (2)	—	759,000	759,000	759,000	—
RSUs (3)	—	—	—	881,920	—
PSUs (3)	—	—	—	532,692	—
Benefits and Perquisites	—	—	30,991	30,991	—
Total	$20,192	$779,192	$1,335,184	$2,749,796	$—
Toby D. Merchant
Cash Compensation (1)	16,154	16,154	436,154	436,154	—
Performance-based Bonus (2)	—	485,760	485,760	485,760	—
RSUs (3)	—	—	—	296,041	—
PSUs (3)	—	—	—	279,164	—
Benefits and Perquisites	—	—	16,692	16,692	—
Total	16,154	501,914	938,606	1,513,811	—
Christopher J. Tutton
Cash Compensation (1)	$17,308	$17,308	$467,308	$467,308	$—
Performance-based Bonus (2)	—	518,880	518,880	518,880	—
RSUs (3)	—	—	—	1,106,894	—
PSUs (3)	—	—	—	404,970	—
Benefits and Perquisites	—	—	15,199	15,199	—
Total	$17,308	$536,188	$1,001,387	$2,513,250	$—
Thomas L. Fletcher
Cash Compensation (1)	$15,769	$15,769	$425,769	$425,769	$—
Performance-based Bonus (2)	—	—	474,720	474,720	—
RSUs (3)	—	—	—	342,113	—
PSUs (3)	—	—	—	241,395	—
Benefits and Perquisites	—	—	33,090	33,090	—
Total	$15,769	$15,769	$933,579	$1,517,086	$—

(1)Cash compensation related to Mutual Agreement, For Cause, or Voluntarily and Death or Disability are payable in a lump sum. Cash compensation shown under Without Cause or for Good Reason are payable in 12, 18, or 24 monthly installments.
(2)Cash Bonuses would have been payable in a lump sum and Bonus RSUs would have vested immediately.

(3)Amounts shown for RSUs and PSUs represent the fair value of unvested awards as of December 30, 2022, assuming termination during the 24 month period following a Change of Control whereby all restrictions with respect to outstanding Awards shall lapse and the Awards shall become vested and non-forfeitable.

CEO Pay Ratio
The SEC requires companies to disclose the ratio of the annual total compensation of their CEO to the median of the annual total compensation of their other employees.
Methodology and Pay Ratio
For fiscal year 2022, the median annual total compensation of all employees of FOX (other than our Chief Executive Officer) was $49,008. The annual total compensation of our Chief Executive Officer was $7,701,102, reflecting Mr. Dennison who served as Chief Executive Officer on the date upon which we selected to identify the median employee. Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median annual total compensation of all employees for fiscal year 2022 was approximately 160 to 1.
The Company identified the "median employee" by using the following methodology and material assumptions, adjustments, and estimates (consistent with all applicable SEC rules):
•The Company selected December 30, 2022, the last day of FOX's prior fiscal year, as the date upon which we would identify the "median employee."
•As of this date, our employee population consisted of approximately 4,410 individuals, excluding employees on leaves of absence who are not expected to return to work.
•For purposes of determining our median employee, the Company excluded European and Australian employees that, in total, resulted in the exclusion of less than 5% of FOX's total number of employees as permitted under SEC rules.
•The Company used fiscal year-to-date "gross cash earnings" paid through December 30, 2022 as our consistently applied compensation measure. In this context, gross cash earnings include any salary (including overtime), bonus, and/or commissions. Salaries were annualized for all permanent employees who were hired after the fiscal year began; all foreign currencies were converted to U.S. dollars.
•Once the Company identified the median employee, the Company calculated the elements of the median employee's fiscal year 2022 total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Pay vs. performance
This section should be read in conjunction with the CD&A, which includes additional discussion of the objectives of FOX’s executive compensation and benefit program and how they are aligned with the Company’s financial and operational performance.
Pay versus performance
Included in the table below is the annual compensation paid to our executives and our financial performance for each of the three previous fiscal years.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Chief Executive Officer (1)	Compensation Actually Paid to Chief Executive Officer	Average Summary Compensation Table Total for Other Named Executive Officers (2)	Average Compensation Actually Paid to Other Named Executive Officers	Total Shareholder Return (3)	Peer Group Total Shareholder Return (4)	Net Income	Adjusted EBITDA (4)
2022	$7,701,102	$(784,351)	$1,781,723	$355,598	$130.74	$140.79	$205,277,739	$321,831,275
2021	$7,817,826	$15,024,562	$1,597,907	$3,525,371	$243.77	$155.21	$163,817,937	$263,949,984
2020	$3,848,244	$7,969,104	$1,101,925	$3,372,336	$151.49	$127.92	$90,673,757	$176,341,637
(1)For the years 2022, 2021, and 2020, this is the total compensation, as depicted in the Summary Compensation Table above, for our CEO Mr. Dennison.
(2)Represents the average total compensation, as depicted in the Summary Compensation Table above, for the years 2022, 2021 and 2020.
(3)Our total shareholder return assumes the investment of $100 in our common stock on the last trading day before the earliest fiscal year in the above table through and including the end of the fiscal year for which total shareholder return is depicted.
(4)Peer group total shareholder return is based on the weighted-average TSR of the peer group disclosed in FOX's CD&A for such year, weighted on the basis of market capitalization at the beginning of each period. The peer group disclosed in FOX's CD&A was updated in 2022. The peer group total shareholder return using the 2020 (prior) peer group would have been $115.70, $149.67 and $127.92 for the years ended 2022, 2021 and 2020 respectively.
(5)EBITDA is equal to FOX's net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs, and costs related to tax restructuring initiatives

To calculate compensation actually paid (“CAP”) to the Chief Executive Officer and the average CAP to the other Named Executive Officers, the following amounts were deducted from and added to total compensation, as depicted in the Summary Compensation Table:

Year	Summary Compensation Total	Amounts Reported in the Summary Compensation Table for Stock Awards (1)	Value of Stock Awards Granted During the Year, Outstanding and Unvested at Year-End (2)	Change in Value of Stock Awards Granted in Any Prior Year, Outstanding and Unvested at Year-End (3)	Change in Value of Stock Awards Granted in Any Prior Year, Vested During the Year (4)	Compensation Actually Paid
Principal Executive Officer
2022	$7,701,102	$(4,500,140)	$3,414,949	$(5,269,787)	$(2,130,475)	$(784,351)
2021	$7,817,826	$(4,939,011)	$7,888,881	$3,227,549	$1,029,317	$15,024,562
2020	$3,848,244	$(2,119,059)	$5,410,766	$705,737	$123,416	$7,969,104
Average for Other NEOs (5)
2022	$1,781,723	$(720,080)	$546,436	$(811,488)	$(440,993)	$355,598
2021	$1,597,907	$(664,340)	$1,212,721	$571,654	$807,429	$3,525,371
2020	$1,101,925	$(550,558)	$971,581	$1,080,792	$768,596	$3,372,336
(1)Represents the grant date fair value of equity awards granted in each applicable year, as reported in our Summary Compensation Table.
(2)Represent the year-over-year change in the fair value of equity awards to our CEO and average for our other NEOs. No awards vested in the year they were granted.
(3)Represents the change in fair value of equity awards that were granted in any prior fiscal year and were unvested as of the end of each applicable year.
(4)Represents the change in fair value of equity awards that were granted in any prior fiscal year and vested during each applicable year.
(5)Our fiscal year 2020 reflects the transition of our Former CEO, Larry Enterline, to an Executive Chair of the Board role, and the promotion of Michael Dennison from President, Powered Vehicles Group to CEO.
The fair value of stock awards includes the value of both restricted stock unit awards and performance share awards. The measurement date fair value of restricted stock unit awards was determined based on the market price of the Company's common stock on the measurement date. The performance share awards include two separate components, i) a performance-based component which is determined based on a FCF metric, and ii) a ROIC metric. The measurement date fair value of the performance-based component of the performance share awards was determined based upon the measurement date stock price.
Pay-for-performance alignment
The following table identifies the three most important financial performance measures used by our Compensation Committee to link the "compensation actually paid" (CAP) to our CEO and other NEOs in 2022, calculated in accordance with SEC regulations, to company performance. The role of each of these performance measure on our NEOs' compensation is discussed in the CD&A above.

FINANCIAL PERFORMANCE METRICS
Adjusted EBITDA
Free Cash Flow
Return on Invested Capital

Compensation actually paid versus Company performance
The graph below depicts the relationship between each of financial performance measures in the pay versus performance table above and compensation actually paid (“CAP”) to our CEO and, on average, to our other Named Executive Officers (“NEOs”), for the fiscal years 2022, 2021 and 2020.
CAP vs FOXF TSR & Peer Group TSR

$20,000
$15,000
$10,000
$5,000
$—
Compensation Actually Paid (shown in thousands)
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$—
Total Shareholder Return Indexed ($100)
$7,969
$3,372
$15,025
$3,525
$(784)
$356
2020
2021
2022
CAP - CEO
CAP - Avg. Other NEOs
FOXF
Peer Group**

CAP vs Net Income

Compensation Actually Paid (shown in thousands)
Net Income
$300,000
$240,000
$180,000
$120,000
$60,000
$—
$7,969
$3,372
$15,025
$3,525
$356
$(784)
2020
2021
2022
CAP - CEO
CAP - Avg. Other NEOs
Net Income

CAP vs EBITDA

Compensation Actually Paid
(shown in thousands)
EBITDA
$360,000
$320,000
$280,000
$240,000
$200,000
$160,000
$7,969
$3,372
$15,025
$3,525
$(784)
$356
2020
2021
2022
CAP - CEO
CAP - Avg. Other NEOs
EBITDA

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K to be included in the Company’s 2023 Proxy Statement filed pursuant to Section 14(a) of the Exchange Act. Based on the reviews and discussions referred to above, we recommend to the Board that the Compensation Discussion and Analysis referred to above be included in the Company’s 2023 Proxy Statement.

Members of the Compensation Committee:
Elizabeth A. Fetter, Chair
Dudley W. Mendenhall
Jean H. Hlay
Sidney Johnson
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference in such filing.

AUDIT COMMITTEE REPORT
Our Audit Committee is comprised of three independent directors, Ms. Hlay, Mr. Mendenhall, and Mr. Waitman, all of whom are financially literate. In addition, the Board has designated Mr. Mendenhall and Ms. Hlay as the “audit committee financial experts” under the applicable SEC rules. The Audit Committee operates under a written charter, which reflects the requirements regarding audit committees under the Nasdaq Listing Rules and the Sarbanes-Oxley Act of 2002, as amended. A current copy of the Audit Committee Charter is available on the Company’s website at http://investor.ridefox.com.
The Audit Committee’s primary role is to assist the Board in (1) retaining an independent public accountant; (2) overseeing the independent public accountant; (3) reviewing financial statements and disclosure matters; (4) compliance oversight; and (5) oversight of the Company’s internal audit function.
The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 30, 2022, with management and with Grant Thornton LLP. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 30, 2022 (the "Annual Report").
The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee also has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence from us.
Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report for filing with the SEC.
Members of the Audit Committee:
Jean H. Hlay, Chair
Dudley W. Mendenhall
Ted D. Waitman
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference in such filing.

ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION
(PROPOSAL 3)

We are providing stockholders with an opportunity to cast an advisory (non-binding) vote on the compensation of our Named Executive Officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables (commonly referred to as “Say-on-Pay”) as required by Section 14A of the Exchange Act (15 U.S.C. 78n-1).
Accordingly, you are being asked to approve the following advisory resolution at the Annual Meeting:
“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative discussion in this Proxy Statement, is hereby approved.”
The advisory approval of the Company’s executive compensation is a non-binding vote on the compensation paid to the Company’s Named Executive Officers, as described pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables, and the narrative discussions, set forth in this Proxy Statement.
As described in detail under “Executive Compensation - Compensation Discussion and Analysis,” our compensation programs are designed to attract, motivate and retain individuals who share our visions and values and who can consistently perform in such a manner that enables the Company to achieve its strategic goals. The Compensation Committee believes the Company’s executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with our stockholders’ long-term interests. Stockholders are encouraged to read the “Compensation Discussion and Analysis” section, the accompanying compensation tables, and the related narrative discussion.
We currently hold our advisory vote on executive compensation annually. Thus, we expect to hold our next advisory vote on executive compensation at the 2024 Annual Meeting of Stockholders.
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our Named Executive Officers and will not be binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
Required Vote for Stockholder Approval
The affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the proposal is required to approve the advisory vote on executive compensation.
Recommendation of the Board
The Board recommends that you vote "FOR" the approval, on an advisory basis, of the resolution approving the compensation of our Named Executive Officers.

amendment to our restated certificate of incorporation to allow for the exculpation of officers
(PROPOSAL 4)
Background
The State of Delaware, which is our state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). Historically, DGCL Section 102(b)(7) enabled corporations to limit the liability of directors in limited circumstances and we have adopted exculpation provisions in our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). With the recent amendment, DGCL Section 102(b)(7) now permits exculpation for officers, but only for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.
The Board of Directors believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current directors from accepting or continuing membership on corporate boards and prospective or current officers from serving corporations. In the absence of such protection, qualified directors and officers might be deterred from serving as directors or officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. Our Certificate of Incorporation currently provides exculpation and limitations of liability for directors pursuant to the DGCL. In considering whether to extend exculpation and limitations of liability to officers pursuant to DGCL Section 102(b)(7), the Board of Directors took into account the narrow class and type of claims that such officers would be exculpated from liability pursuant to DGCL Section 102(b)(7), the limited number of our officers that would be impacted, and the benefits the Board of Directors believes would accrue to the Company by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.
The Board of Directors balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of the Company and our stockholders to amend the current exculpation and liability provisions in Article VI of our Certificate of Incorporation, to adopt DGCL Section 102(b)(7) and extend exculpation protection to our officers in addition to our directors. We refer to this proposed amendment to our Certificate of Incorporation as the “Article VI Amendment” in this proxy statement.
Text of Proposed Article VI Amendment
Our Certificate of Incorporation currently provides for the exculpation of directors and does not include a provision allowing for the exculpation of officers. We propose to amend Article VI of our Certificate of Incorporation so that it would state in its entirety as follows:
6.1 Elimination of Certain Liability of Directors and Officers. Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors and officers for breaches of fiduciary duty, no director or officer of the Corporation shall be personally liable to the Corporation or the Stockholders for monetary damages for any breach of fiduciary duty as a director or officer, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment. The personal liability of the directors and officers of the Corporation to the Corporation or the Stockholders for monetary damages for any breach of fiduciary duty by such director as a director or such as officer as an officer shall be limited to the fullest extent permitted by applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The proposed Amended and Restated Certificate of Incorporation reflecting the foregoing Article VI Amendment is attached as Annex B to this proxy statement.
Reasons for the Proposed Article VI Amendment
The Board of Directors adopted the proposed Article VI Amendment to maintain provisions of the Certificate of Incorporation in keeping with the governing statutes contained in the DGCL. The Board of Directors believes that DGCL 102(b)(7) remedies the inconsistent treatment of officers and directors under the DGCL and the Certificate of Incorporation, despite directors and officers having similar fiduciary duties. The Board of Directors also noted that several other states already permit corporations to eliminate or limit officer liability, and the Board of Directors believes it is appropriate for public companies in states that allow exculpation of officers to include exculpation clauses in their certificates of incorporation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight. Limiting concern about personal risk empowers both directors and officers to best exercise their business judgment in furtherance of stockholder interests. The Board of Directors also considered that, unlike director exculpation, officer exculpation may not be provided in connection with claims brought against an officer by or in the right of the corporation. We expect many Delaware companies to adopt exculpation clauses limiting the personal liability of officers in their certificates of incorporation. Failing to adopt the proposed Article VI Amendment could impact our recruitment and retention of exceptional officer candidates who may conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.
For the reasons stated above, the Board of Directors determined that the proposed Article VI Amendment is advisable and in the best interest of our Company and our stockholders and authorized and approved the proposed Article VI Amendment and directed that it be considered at the Annual Meeting.
The Article VI Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer nor is it being proposed in response to any litigation or threat of litigation.
Timing and Effect of the Article VI Amendment
If the proposed Article VI Amendment is approved by our stockholders, it will become effective immediately upon the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. Other than the replacement of the existing Article VI by the proposed Article VI Amendment, and the amendments to update, revise and clarify outdated provisions (the “Amendment and Restatement”) in the manner described in “Proposal 5,” if Proposal 5 is approved by our stockholders, the remaining provisions of our Certificate of Incorporation will be unchanged. If the proposed Article VI Amendment is not approved by our stockholders, but the Amendment and Restatement described in “Proposal 5” are approved, then Article VI will remain unchanged and only the Amendment and Restatement described in “Proposal 5” will be included in the Amended and Restated Certificate of Incorporation. In accordance with the DGCL, the Board of Directors may elect to abandon the proposed Article VI Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Article VI Amendment.
Required Vote for Stockholder Approval
The proposal to amend our Certificate of Incorporation to allow for the exculpation of officers requires the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon. Abstentions and broker non-votes (if any) will have the effect of a vote against this Proposal 4.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote “FOR” the approval and adoption of the proposed Article VI Amendment.

amendment to our restated certificate of incorporation to UPDATE, CLARIFY AND REMOVE OUTDATED PROVISIONS
(PROPOSAL 5)

Background and Reasons for the Amendment and Restatement
As part of its ongoing review of the elements of corporate governance, the Nominating and Corporate Governance Committee of the Board of Directors has recommended to the Board the removal and clarification of certain outdated provisions of our Certificate of Incorporation. Specifically, certain voting standards and other provisions were included at the time that Compass Diversified Holdings LLC (“Compass” or “Sponsor”) and its affiliates collectively beneficially owned a majority of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. The Sponsor has ceased to beneficially own the requisite number of shares of capital stock of the Company and therefore, these provisions are no longer applicable. The Amendment and Restatement would remove outdated references to the Sponsor and certain qualifications to voting and other stockholder rights that were in place until the time at which Compass ceased to be a majority owner of the outstanding voting rights (the “Trigger Date”). We refer to these proposed amendments to our Certificate of Incorporation as the “Amendment and Restatement” in this proxy statement.
Proposed Amendment and Restatement
As more fully reflected on Annex B, below is a summary of the proposed Amendment and Restatement to our Certificate of Incorporation:
a.Article VIII, Stockholder Action: Remove language from Article VIII regarding the Sponsor and the Trigger Date describing actions that may be taken by the stockholders by reference to powers held by the Sponsor until the Trigger Date. Remove certain defined terms from Article VIII that are no longer applicable after removing the language regarding the Sponsor and the Trigger Date.
a.Article IX, Special Meetings: Remove language from Article IX regarding the Sponsor and the Trigger Date describing the right of the Sponsor, until the Trigger Date, to call a special meeting of stockholders.
a.Article XI, Amendment of Amended and Restated Certificate of Incorporation: Remove language from Article XI regarding the Sponsor and the Trigger Date describing the rights of stockholders to vote on an amendment to certain provisions of the Certificate of Incorporation by reference to the Sponsor and the Trigger Date.
a.Article XII, Amendment of Bylaws: Remove language from Article XII which qualifies the ability of stockholders to amend the Bylaws of the Company by reference to the Sponsor and the Trigger Date.
The proposed Amended and Restated Certificate of Incorporation reflecting the foregoing Amendment and Restatement is attached as Annex B to this proxy statement.
Timing and Effect of the Amendment and Restatement
If the proposed Amendment and Restatement is approved by our stockholders, it will become effective immediately upon the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. Other than the amendments to Articles XIII, IX, XI and XII as set forth in this Proposal 5, and the Article VI Amendment in the manner described in “Proposal 4,” if Proposal 4 is approved by our stockholders, the remaining provisions of our Certificate of Incorporation will be unchanged. If the proposed Amendment and Restatement is not approved by our stockholders, but the Article VI described in “Proposal 4” is approved, then Articles XIII, IX, XI and XII will remain unchanged and only the Article VI Amendment described in “Proposal 4” will be included in the Amended and Restated Certificate of Incorporation. In accordance with the DGCL, the Board of Directors may elect to abandon the proposed Amendment and Restatement without further action by the stockholders at any time prior to the effectiveness of the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Amendment and Restatement.

Required Vote for Stockholder Approval
The proposal to amend our Certificate of Incorporation to the remove and clarify certain outdated provisions of our Certificate of Incorporation in Articles VIII, IX, XI and XII requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote thereon. Abstentions and broker non-votes (if any) will have the effect of a vote against this Proposal 5.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote “FOR” the approval and adoption of the proposed Amendment and Restatement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows, as of March 7, 2023, the number of shares of our common stock, par value $0.001 per share (the only class of voting securities outstanding), beneficially owned by: (1) certain 5% beneficial owners; (2) each director and nominee for director; (3) each person who is named in the Summary Compensation Table; and (4) all directors and executive officers as a group. The applicable percentage ownership is based on 42,301,071 shares of common stock outstanding as of March 7, 2023. All holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of common stock.
The number of shares beneficially owned by each entity or individual is determined pursuant to Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the following table, subject to community property laws where applicable.

		Common Stock Beneficially Owned
Name and Address of Beneficial Owner		Number of Shares	Percentage of Class
5% Beneficial Owners
BlackRock, Inc.	(1)	5,162,520	12.2%
Kayne Anderson Rudnick Investment Management, LLC	(2)	3,647,389	8.6%
Neuberger Berman Group LLC	(3)	2,630,349	6.2%
The Vanguard Group, Inc.	(4)	4,169,417	9.9%

Directors and Officers (5)
Michael C. Dennison	(6)	32,185	*
Scott R. Humphrey	(7)	4,841	*
Christopher J. Tutton	(8)	5,749	*
Thomas L. Fletcher	(9)	1,730	*
Toby D. Merchant	(10)	2,071	*
Dudley W. Mendenhall	(11)	10,110	*
Thomas E. Duncan	(12)	8,446	*
Elizabeth A. Fetter	(13)	2,056	*
Jean H. Hlay	(14)	6,130	*
Sidney Johnson	(15)	2,906	*
Ted D. Waitman	(16)	9,192	*
All current executive officers and directors as a group (12 persons)	(17)	85,416	*
* Less than 1%
(1)This information is based on a Schedule 13G/A filed by BlackRock, Inc. on January 27, 2022. BlackRock, Inc. has sole power to vote 5,101,520 shares and sole power to dispose of 5,162,520 shares. BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055.
(2)This information is based on a Schedule 13G/A filed by Kayne Anderson Rudnick Investment Management, LLC on February 14, 2023. Kayne Anderson Rudnick Investment Management, LLC has sole power to vote 853,381 shares, and shared power to vote 2,684,530 shares. Kayne Anderson Rudnick Investment Management, LLC has sole power to dispose of 962,859 shares and shared power to dispose of 2,684,530 shares. Kayne Anderson Rudnick Investment Management, LLC’s address is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.
(3)This information is based on a Schedule 13G/A filed by Neuberger Berman Group LLC on February 10, 2023. These entities have shared power to vote 2,597,348 shares and shared power to dispose of 2,630,349 shares. No entity has sole voting power of any of the shares. Neuberger Berman Group LLC's address is 1290 Avenue of the Americas, New York, NY 10104.

(4)This information is based on a Schedule 13G/A filed by The Vanguard Group, Inc. on February 09, 2023. The Vanguard Group, Inc. has shared power to vote 71,866 shares, sole power to dispose of 4,055,194 shares, and shared power to dispose of 114,223 shares. The Vanguard Group, Inc.'s address is 100 Vanguard Blvd., Malvern, PA 19355.
(5)The information provided in this table is based on the Company's records and information supplied by the officers and the directors. Except as set forth in the footnotes to this table, the business address of each director and officer listed is c/o Fox Factory Holding Corp., 2055 Sugarloaf Circle, Suite 300, Duluth, GA 30097.
(6)Consists of 19,389 shares of our common stock held directly by Mr. Dennison and 12,796 unvested RSUs that will vest in 60 days of the record date March 7, 2023. Mr. Dennison is our Chief Executive Officer and serves on our Board.
(7)Consists of 4,841 shares of our common stock held directly by Mr. Humphrey. Mr. Humphrey is our Chief Financial Officer and Treasurer.
(8)Consists of 2,881 shares of our common stock held directly by Mr. Tutton and 2,868 unvested RSUs that will vest in 60 days of the record date March 7, 2023. Mr. Tutton is our President, Special Sports Group.
(9)Consists of 1,349 shares of our common stock held directly by Mr. Fletcher and 381 unvested RSUs that will vest in 60 days of the record date March 7, 2023. Mr. Fletcher is our President, PVG Business and Corporate Strategy.
(10)Consists of 1,690 shares of our common stock held directly by Mr. Merchant and 381 unvested RSUs that will vest in 60 days of the record date March 7, 2023. Mr. Merchant is our Chief Legal Officer, Secretary and Chief Compliance Officer.
(11)Consists of 8,202 shares of our common stock held directly by Mr. Mendenhall and 1,908 unvested RSUs that will vest in 60 days of the record date March 7, 2023. Mr. Mendenhall is our Chair of the Board.
(12)Consists of 6,723 shares of our common stock held directly by Mr. Duncan and 1,723 unvested RSUs that will vest in 60 days of the record date March 7, 2023. Mr. Duncan serves on our Board.
(13)Consists of 333 shares of our common stock held directly by Ms. Fetter and 1,723 unvested RSUs that will vest in 60 days of the record date March 7, 2023. Ms. Fetter serves on our Board.
(14)Consists of 4,407 shares of our common stock held directly by Ms. Hlay and 1,723 unvested RSUs that will vest in 60 days of the record date March 7, 2023. Ms. Hlay serves on our Board.
(15)Consists of 1,183 shares of our common stock held directly by Mr. Johnson and 1,723 unvested RSUs that will vest in 60 days of the record date March 7, 2023. Mr. Johnson serves on our Board.
(16)Consists of 7,469 shares of our common stock held directly by Mr. Waitman and 1,723 unvested RSUs that will vest in 60 days of the record date March 7, 2023. Mr. Waitman serves on our Board.
(17)Consists of shares included under "Directors and Officers”. Per the Company’s policy, officers and directors of the Company are required to obtain prior written approval from Scott R. Humphrey or Toby D. Merchant before holding securities of the Company in a margin account or pledging securities of the Company as collateral for a loan.
There are no material proceedings to which any director, officer or affiliate of FOX, any owner of record or beneficially of more than 5% of our common stock, or any associate of any such director, officer, affiliate of FOX, or security holder is a party adverse to FOX or any of our subsidiaries or has a material interest adverse to FOX or any of our subsidiaries.
There are no arrangements currently known to the Company, the operation of which may at a subsequent date result in a change of control.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of 10 percent or more of a registered class of our equity securities to file with the SEC initial reports of beneficial ownership (Form 3) and reports on changes in beneficial ownership (Form 4 or 5). SEC rules adopted pursuant to Section 16(a) require that such persons furnish us with copies of all such forms they file with the SEC.
Based solely upon our review of such forms (and amendments thereto) furnished to us during fiscal year 2022, and upon representations received by us from certain of our directors, and executive officers, we believe that our directors, executive officers and beneficial owners of 10 percent or more of a registered class of our equity securities complied with all Section 16(a) filing requirements on a timely basis during fiscal year 2022.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2024
Stockholder Proposals - Inclusion in Company Proxy Statement
For a stockholder proposal to be considered by us for inclusion in our Proxy Statement and form of proxy relating to the 2024 Annual Meeting of Stockholders, the proposal must be received by November 22, 2023, as prescribed by rules under the Exchange Act.
Other Stockholder Proposals - Business to be Conducted at the Annual Meeting
With respect to stockholder proposals not wishing to be included in our Proxy Statement and form of proxy, but rather to be brought as business at the Annual Meeting of Stockholders, our Bylaws prescribe certain advance notice procedures independent of the notice requirement and deadline described above. Our Bylaws state that, to be timely, notice and certain related information must be received at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders. However, in the event that the date of the Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Therefore, to be timely under our Bylaws, a proposal for the 2024 Annual Meeting of Stockholders not included by or at the direction of the Board must be received no earlier than January 5, 2024, and no later than February 4, 2024.
Stockholder Director Nominees
See “Nominations of Directors and Diversity- Consideration of Director Nominees.” To be timely stockholders must submit written director candidate nominations for the 2024 Annual Meeting of Stockholders no earlier than January 5, 2024, and no later than February 4, 2024. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 5, 2024, unless the date of the 2024 Annual Meeting of Stockholders has been changed by more than 30 days from the previous year's Annual Meeting of Stockholders.

ATTENDING THE ANNUAL MEETING VIA WEBCAST
We will host the Annual Meeting live via webcast. You will not be able to attend the Annual Meeting in person. Stockholders may listen to and participate in the Annual Meeting live if they register at www.proxydocs.com/FOXF. The webcast will start at 1:00 p.m. Eastern Daylight TIme, on May 5, 2023. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet.
Instructions on how to connect and participate in the Annual Meeting, including how to demonstrate proof of ownership of our common stock, are posted at www.proxydocs.com/FOXF. To attend the Annual Meeting, log in and register at www.proxydocs.com/FOXF. You will need your unique control number that is printed in the box marked by the arrow on your Notice or your proxy card (if you received a printed copy of the proxy materials) to register and attend the Annual Meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
Proxy Materials are available online at www.proxydocs.com/FOXF. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s stockholder meeting, you must make this request on or before April 25, 2023. You can order paper materials by visiting www.investorelections.com/FOXF, calling 1-866-648-8133, or writing to us at our principal executive offices located at 2055 Sugarloaf Circle, Suite 300, Duluth, GA 30097, Attention: Chief Executive Officer. You will need your unique control number on your proxy card. Alternatively, you can send a blank email with your unique control number in the subject line to paper@investoerelections.com.
We and some brokers have adopted “householding,” a procedure under which stockholders who have the same address will receive a single set of Proxy Materials, unless one or more of these stockholders provides notice that they wish to receive individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.
If you participate in householding and wish to receive a separate set of these Proxy Materials, or if you wish to receive separate copies of future notices and Proxy Materials, or if you would like to participate in householding and receive a single set future notices and Proxy Materials in the future, please follow the instruction above to submit your request. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

Annex A - Non-GAAP Measures
    The Company provides certain non-GAAP financial measures in this Proxy Statement that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States, including, “non-GAAP adjusted net income”, “non-GAAP adjusted earnings per diluted share”, “adjusted EBITDA”, "non-GAAP operating income", "ROIC", and "FCF". The Company defines non-GAAP adjusted net income as net income adjusted for amortization of purchased intangibles, litigation and settlement-related expenses, other acquisition and integration-related expenses, strategic transformation costs, and other non-recurring items, all net of applicable tax. These adjustments are more fully described in the tables included below. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. The Company defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, litigation and settlement-related expenses, other acquisition and integration-related expenses, and strategic transformation costs and other non-recurring items that are more fully described in the tables below. The Company defines non-GAAP operating income as net income adjusted for interest and other expense, net, amortization of purchased intangibles, litigation and settlement-related expenses, acquisition and integration-related expenses, strategic transformation costs and other non-recurring items, all net of applicable tax. The Company defines Return on Invested Capital ("ROIC") as non-GAAP operating income after taxes divided by total debt and total stockholders' equity. The Company defines Free Cash Flow ("FCF") as net cash provided by operating activities less purchases of property and equipment.

NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE (in thousands, except per share data) (unaudited)
	For the twelve months ended
	December 30, 2022	December 31, 2021
Net income	$205,278	$163,818
Amortization of purchased intangibles	21,537	20,685
Litigation and settlement-related expenses	4,222	821
Other acquisition and integration-related expenses (1)	1,824	6,094
Strategic transformation costs (2)	2,769	3,422
Non-recurring property tax assessment (3)	841	—
Tax impacts of reconciling items above (4)	(3,801)	(4,045)
Non-GAAP adjusted net income	$232,670	$190,795

Non-GAAP adjusted EPS
Basic	$5.51	$4.54
Diluted	$5.49	$4.50

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	42,232	42,022
Diluted	42,384	42,366
(1)Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations.
(2)Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.
(3)Represents amounts paid for a non-recurring property tax assessment.
(4)Tax impact calculated based on the respective year-to-date effective tax rate.

NET INCOME TO ADJUSTED EBITDA RECONCILIATION (in thousands) (unaudited)
	For the twelve months ended
	December 30, 2022	December 31, 2021
Net income	$205,278	$163,818
Provision for income taxes	28,486	24,563
Depreciation and amortization	49,241	43,425
Non-cash stock based compensation	16,351	13,914
Litigation and settlement-related expenses	4,222	821
Other acquisition and integration-related expenses (1)	1,710	5,453
Strategic transformation costs (2)	2,769	3,422
Non-recurring property tax assessment (3)	841	—
Interest and other expense, net	12,933	8,533
Adjusted EBITDA	$321,831	$263,949
(1)Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations.Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations, excluding $114 and $641 of stock-based compensation for the twelve month periods ended December 30, 2022 and December 31, 2021, respectively.
(2)Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.
(3)Represents amounts paid for a non-recurring property tax assessment.

NET INCOME TO NON-GAAP OPERATING INCOME AFTER TAXES RECONCILIATION AND CALCULATION OF RETURN ON INVESTED CAPITAL (in thousands) (unaudited)
For the twelve months ended
December 30, 2022
Net income	$205,278
Interest and other expense, net	12,933
Amortization of purchased intangibles	21,537
Litigation and settlement-related expenses	4,222
Other acquisition and integration-related expenses (1)	1,824
Strategic transformation costs (2)	2,769
Non-recurring property tax assessment (3)	841
Tax impacts of reconciling items above (4)	(5,383)
Non-GAAP Operating Income after taxes	$244,021

Total indebtedness as of July 1, 2022	$410,000
Total average stockholder's equity	1,007,734
Total debt and stockholder's equity	$1,417,734

Return on Invested Capital (ROIC)	17.2%
(1)Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations.
(2)Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.

(3)Represents amounts paid for a non-recurring property tax assessment.
(4)Tax impact calculated based on the respective year to date effective tax rates, excluding the impact of the settlement of audit and recognition of related tax position, and certain tax reform legislation impacts.

NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION (in thousands) (unaudited)
	For the twelve months ended
	December 30, 2022	December 31, 2021
Net cash provided by operating activities	$187,094	$63,184
Purchases of property and equipment	(43,701)	(54,846)
Free Cash Flow	$143,393	$8,338

Annex B - Amended and restated certificate of incorporation of fox factory holding corp.

Fox Factory Holding Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
1.The name of the Corporation is Fox Factory Holding Corp.
2.The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 28, 2007 under its current name ~~( as previously~~ and was further amended ~~from time~~ pursuant to ~~time, the “~~an Amended and Restated Certificate of Incorporation~~”  ).~~ filed with the Secretary of State of Delaware on August 9, 2013.
3.Pursuant to a resolution of the Board of Directors of the Corporation, the annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required were voted in favor of the Amended and Restated Certificate of Incorporation. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware, as the same may be amended from time to time (the “DGCL”); it restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation heretofore in effect~~; and it has been duly approved by the written consent o f the stockholders of the Corporation in accordance with Section 228 of the DGCL~~.
4.The text of this Amended and Restated Certificate of Incorporation as so adopted reads in its entirety as follows:

ARTICLE I
NAME
The name of the corporation is Fox Factory Holding Corp. (the “Corporation”).

ARTICLE II
AGENT

The registered office of the Corporation shall be the Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle, State of Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV
STOCK
4.1Authorized Capital Stock. The Corporation shall have the authority to issue one hundred million (100,000,000) shares of capital stock, consisting of ninety million (90,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), and ten million (10,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by such affirmative vote as may be required at that time by the DGCL.
4.2Common Stock.
(1)Voting. Except as otherwise provided by law or by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, the holders of the Common Stock shall be entitled to:
(a)one vote for each share of Common Stock held at all meetings of stockholders of the Corporation (the “Stockholders”); and
(b)cast votes in person or by proxy in the manner and to the extent permitted under the Bylaws of the Corporation (the “Bylaws”).
(2)Dividends. Subject to preferences that may be applicable to any series of Preferred Stock then outstanding, the holders of outstanding shares of Common Stock shall be entitled to receive dividends on the Common Stock when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”) out of funds legally available for such purpose. All holders of Common Stock shall share ratably, in accordance with the number of shares held by each such holder, in all dividends or distributions on the Common Stock payable in cash, in property or in securities of the Corporation. Whenever a distribution provided for in this Section 4.2 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors.
(3)Liquidation. In the event of any liquidation, dissolution, or winding-up of the Corporation, either voluntary or involuntary, the assets of the Corporation legally available for distribution to the Stockholders shall be distributed ratably in proportion to the number of the shares of Common Stock, and any participating Preferred Stock then outstanding, subject to prior satisfaction of all outstanding debt, liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.
(4)Redemption. The Common Stock is not redeemable.
4.3Preferred Stock. The Board of Directors is hereby expressly and exclusively authorized to issue Preferred Stock from time to time in one or more series pursuant to a resolution or resolutions providing for such issuance. The Board of Directors is further authorized without any further vote or action by the Stockholders, subject to any limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions, of any wholly unissued series of Preferred Stock, including, without limitation, the authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, the liquidation preferences of any such series, the number of shares constituting any such series and the designation thereof. The designation, powers, preferences and rights, and the qualifications, limitations or restrictions, of any such series, may differ from those of any and all other series outstanding at any time.

The Board of Directors is further authorized without any further vote or action by the Stockholders to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was previously fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions, if any, of each series of Preferred Stock authorized for issuance from time to time. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
The Common Stock shall be subject to the terms of any series of Preferred Stock.

ARTICLE V
BOARD OF DIRECTORS

5.1Number of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The number of directors that constitutes the entire Board of Directors of the Corporation shall initially be seven (7) but such number may be adjusted from time to time exclusively by resolution of the Board of Directors.
5.2Election and Terms of Office. The directors of the Corporation shall be divided into three classes as nearly equal in number as is practicable, hereby designated Class I, Class II, and Class III. The Board of Directors may assign directors already in office to such classes at the time such classification becomes effective. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the Corporation’s first annual meeting of stockholders following the date hereof, each director initially appointed to Class II shall serve for an initial term expiring at the Corporation’s second annual meeting of stockholders following the date hereof, and each director initially appointed to Class III shall serve for an initial term expiring at the Corporation’s third annual meeting of stockholders following the date hereof; and provided further, that the term of each director shall continue until the election and qualification of a successor or until such director’s earlier death, resignation, or removal.
If the number of directors is adjusted, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as practicable. Any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.
5.3Written Ballots. Elections of directors need not be by written ballot.
5.4No Cumulative Voting. No Stockholder shall be permitted to cumulate votes at any election of directors.
5.5Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed from office by the Stockholders only for cause.
5.6Vacancies. Vacancies on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors shall be filled solely by a majority vote of the remaining members of the Board of Directors, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the number of such directors and the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of this Article V and any resolution or resolutions adopted by the Board of Directors pursuant thereto.
5.7Committees. Pursuant to the Bylaws, the Board of Directors may establish one or more committees to which may be delegated any or all of the powers and duties of the Board of Directors to the fullest extent permitted by law.

ARTICLE VI
LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

6.1Elimination of Certain Liability of Directors. Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors and officers for breaches of fiduciary duty, no director or officer of the Corporation shall be personally liable to the Corporation or the Stockholders for monetary damages for any breach of fiduciary duty as a director or officer, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment. The personal liability of the directors and officers of the Corporation to the Corporation or the Stockholders for monetary damages for any breach of fiduciary duty by such director as a director or such as officer as an officer shall be limited to the fullest extent permitted by applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
6.2Indemnification and Insurance.
(1)Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, liens, amounts paid or to be paid in settlement and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as such in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this Section or otherwise (an “undertaking”); and provided, further, that such advancement of expenses incurred by any person other than a director or officer shall be made only upon the delivery of an undertaking to the foregoing effect and may be subject to such other conditions as the Board of Directors may deem advisable.
(2)Non-Exclusivity of Rights; Accrued Rights. The right to indemnification and the advancement of expenses conferred in this Section 6.2 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Such rights shall be contract rights, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Any repeal or modification of this Section 6.2 shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.
(3)Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
(4)Other Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee not within the provisions of paragraph (1) of this Section 6.2 or to any agent of the Corporation, subject to such conditions as the Board of Directors may deem advisable.
(5)Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification hereunder as to all expense, liability, and loss (including attorney’s fees, judgments, fines, ERISA excise taxes, penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VI to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII
CONSIDERATION OF OTHER CONSTITUENCIES

In addition to any other considerations which they may lawfully take into account in determining whether to take or to refrain from taking action on any matter and in discharging their duties under applicable law and this Amended and Restated Certificate of Incorporation, the Board of Directors, its committees and each director may take into account the interests of customers, distributors, suppliers, creditors, current and retired employees and other constituencies of the Corporation and its subsidiaries and the effect upon the communities in which the Corporation and its subsidiaries do business; provided, however, that this Article VII shall be deemed to grant discretionary authority only and shall not be deemed to provide to any constituency a right to be considered.

ARTICLE VIII
STOCKHOLDER ACTION

~~Until the Trigger Date (as defined below), any action required or permitted to be taken at any annual or special meeting of the Stockholders may be taken (a) by vote of stockholders at an annual or special meeting duly noticed and called in accordance with the Bylaws and the DGCL or (b) without a meeting, without prior notice and without a vote, if a consent or consents, in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.~~
~~From and after the Trigger Date: (a)~~ No action shall be taken by the Stockholders except actions taken at an annual or special meeting of the Stockholders duly called in accordance with the Bylaws, and (b) no action shall be taken by the Stockholders by written consent. Subject to any requirement of applicable law, the Bylaws may establish procedures regulating the submission by Stockholders of nominations and proposals for consideration at meetings of the Stockholders.
~~For purposes of this Amended and Restated Certificate of Incorporation, the following terms shall have the following meanings:~~
~~“ Affiliate” shall mean, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person; the term “control,” as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” have meanings correlative to the foregoing.~~
~~“ beneficially own” shall mean “beneficially own” as determined pursuant to Rule 13d-3 (or any successor provision thereto) under the Securities Exchange Act of 1934, as amended.~~
~~“ Person” shall mean any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature.~~
~~“ Sponsor” shall mean Compass Group Diversified Holdings LLC and its Affiliates (including, without l imitation, Compass Diversified Holdings and any of its direct or indirect subsidiaries).~~
~~“ Trigger Date” shall mean the first date on which Compass Group Diversified Holdings LLC and its~~
~~Affiliates (including, without limitation, Compass Diversified Holdings and any of its direct or indirect subsidiaries) n o longer collectively beneficially own (directly or indirectly) at least a majority of the voting power of all then~~
~~outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.~~

ARTICLE IX
SPECIAL MEETINGS

Special meetings of the Stockholders may be called only in accordance with the Bylaws and may not be called by the Stockholders~~; provided, however, notwithstanding the foregoing, until the Trigger Date, special meetings of the Stockholders may also be called by the Sponsor~~.

ARTICLE X
CHOICE OF FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, (iv) any action to interpret, apply, enforce or determine the validity of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, or (v) any other action asserting a claim governed by the internal affairs doctrine except for, as to each of (i) through (v) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

ARTICLE XI
AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Subject to any requirement of applicable law or any other provision of this Amended and Restated Certificate of Incorporation and to any voting rights granted to or held by the holders of any series of Preferred Stock, the Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the DGCL at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock~~: (a) until the Trigger Date, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, add, alter, change, repeal, or adopt any provision of this Amended and Restated Certificate of Incorporation inconsistent with Article V, Article VIII, Article IX, Article X, Article XII or this Article XI (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal, or adoption of any other Article); and (b) from and after the Trigger Date~~, the affirmative vote of the holders of at least Sixty-Six and Two-Thirds percent (66 2/3%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a special meeting of the Stockholders duly called in accordance with the Bylaws, shall be required to amend, add, alter, change, repeal, or adopt any provision of this Amended and Restated Certificate of Incorporation inconsistent with Article V, Article VIII, Article IX, Article X, Article XII or this Article XI (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal, or adoption of any other Article).

ARTICLE XII
AMENDMENT OF BYLAWS

The Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board of Directors at which there is a quorum (as defined in the Bylaws) or by written consent. ~~Until the Trigger Date, the Stockholders of the Corporation may not adopt, amend or repeal any of the Bylaws, and no provision inconsistent therewith shall be adopted by the Stockholders, unless such action is approved by the affirmative vote of the holders o f at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, in accordance with the Bylaws. From and after the Trigger Date,~~ The Stockholders of the Corporation may not adopt, amend or repeal any of the Bylaws, and no provision inconsistent therewith shall be adopted by the Stockholders, unless such action is approved by the affirmative vote of the holders of at least Sixty-Six and Two-Thirds percent (66 2/3%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, in accordance with the Bylaws.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this ~~9th~~[ _] day of ~~August, 2013~~[ ], 2023.

~~/ s/ Zvi Glasman~~
~~Zvi Glasman~~
~~Chief Financial Officer~~

[ Name]
[ Title]

Fox Factory Holding Corp.

Annual Meeting of Stockholders

For Stockholders of record as of March 07, 2023

TIME: Friday, May 5, 2023 1:00 PM, Eastern Time

PLACE: Annual Meeting to be held virtually via live webcast - please visit www.proxydocs.com/FOXF for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Toby Merchant and Scott Humphrey (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Fox Factory Holding Corp. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Fox Factory Holding Corp.

Annual Meeting of Stockholders

Please make your marks like this: X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 4 AND 5

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors (term expires in 2026)				
		FOR	WITHHOLD		
	1.01 Elizabeth A. Fetter	☐	☐		FOR
	1.02 Dudley W. Mendenhall	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appointment of Grant Thornton LLP as our independent public accountants for fiscal year 2023.	☐	☐	☐	FOR
3.	To approve, on an advisory basis, the resolution approving the compensation of Fox Factory Holding Corp.'s named executive officers.	☐	☐	☐	FOR
4.	To approve, an amendment to our current Amended and Restated Certificate of Incorporation to allow for the exculpation of officers.	☐	☐	☐	FOR
5.	To approve, an amendment and restatement of our current Amended and Restated Certificate of Incorporation to update, clarify and remove outdated provisions.	☐	☐	☐	FOR

NOTE: to consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.